Exhibit 10.1

PURCHASE AND SALE AGREEMENT
by and between
PR LCP AUSTIN HOTEL TH LLC,
a Delaware limited liability company
and
SHR AUSTIN, LLC,
a Delaware limited liability company
Property Name: The Four Seasons Hotel Austin
Location: 98 San Jacinto Boulevard, Austin, Texas
Effective Date: May 1, 2015

PURCHASE AND SALE AGREEMENT
THIS PURCHASE AND SALE AGREEMENT (this “Agreement”) is made to be effective as of May 1, 2015 (the “Effective Date”) by and between PR LCP AUSTIN HOTEL TH LLC, a Delaware limited liability company (“Seller”), and SHR AUSTIN, LLC, a Delaware limited liability company (“Buyer”). References in this Agreement to Seller shall be deemed to include Operating Tenant and a reference to Seller taking an action under this Agreement shall refer, where applicable, to Seller causing Operating Tenant to take such action.
W I T N E S S E T H:
In consideration of the mutual covenants and agreements set forth herein the parties hereto do hereby agree as follows:
ARTICLE 1

CERTAIN DEFINITIONS
In addition to terms defined elsewhere in this Agreement, as used herein, the following terms shall have the following meanings:
“Actual Incentive Fee at the Closing” has the meaning specified in Section 5.5.
“Beverage Company” shall mean San Jacinto Beverage Corporation, a Texas corporation.
“Business Day” shall mean any day other than Saturday, Sunday, any Federal holiday, or any holiday in the State in which the Property is located. If any period expires or action is to be taken on a day which is not a Business Day, the time frame for the same shall be extended until the next Business Day.
“Buyer Parties” shall mean and include, collectively, (a) Buyer; (b) its counsel; (c) Manager; (d) any direct or indirect owner of any beneficial interest in Buyer; (e) any officer, director, employee, or agent of Buyer, its counsel, Manager or any direct or indirect owner of any beneficial interest in Buyer; and (g) any other entity or individual affiliated or related in any way to any of the foregoing.
“Buyer's Representatives” shall mean Buyer, Buyer’s attorneys and any officers, directors or employees of Buyer, SHC Property Acquisition, L.L.C. or Strategic Hotels & Resorts, Inc., but only if the same conduct due diligence or are otherwise involved in the Transaction.
“Closing” shall mean the closing of the Transaction.
“Closing Date” shall mean the day that the Transaction closes, which shall not be later than the Scheduled Closing Date.
“Closing Year” has the meaning specified in Section 5.5.

“Closing Documents” shall mean all documents executed and delivered by Buyer or Seller as required by Section 6.2 and Section 6.3 or as otherwise executed and delivered by Buyer or Seller as part of the Closing.
“Condominium Management Agreement” shall mean: (i) that certain Condominium Management Agreement dated January 3, 2008 among Seller, Manager and 98 San Jac Holdings Limited Partnership, a Georgia limited partnership (“Post Entity”) relating to the Hotel; (ii) that certain side letter agreement dated January 3, 2008 between Austin Hotel THC, LLC, a Delaware limited liability company, as predecessor in interest to Seller, Manager and Post Entity relating to the Condominium Management Agreement; (iii) that certain Assignment of Condominium Management Agreement dated April 29, 2010 from the Post Entity to Town Lake Residences Condominium Corporation Inc. (“Association”); and (iv) that certain Assignment and Assumption of Condominium Management Agreement dated December 31, 2013 from the Seller to Operating Tenant.
“Contracts” shall mean the contracts, equipment leases, and other agreements relating to the Real Property that are described in Exhibit B attached hereto, together with any additional contracts, equipment leases and agreements and any modifications of any of the foregoing that are entered into in accordance with the terms of Section 8.1.
“Data Site” shall mean that certain data site maintained by Seller’s Broker with respect to the Property, to which Buyer has been provided electronic access.
“Deed” has the meaning specified in Section 6.2(a).
“deemed to know” (or words of similar import) shall have the following meaning: Buyer and the Buyer's Representatives shall be “deemed to know” any fact, circumstance or information or shall have “deemed knowledge” of the same to the extent (a) any Buyer's Representative has actual knowledge (without any duty to investigate the matters to which such knowledge, or the absence thereof, pertain) of a particular fact or circumstance or information that is inconsistent with any Seller's Warranty, or (b) this Agreement, the Closing Documents executed by Seller, the documents and materials with respect to the Property delivered or made available to any Buyer's Representative in connection with the Transaction, or any reports prepared or obtained by any Buyer's Representatives in connection with Buyer's due diligence discloses a particular fact or circumstance or contains information which is inconsistent with any Seller's Warranty. For purposes of this Agreement, documents and materials shall be deemed to have been “made available” to Buyer's Representatives only if the same are located at a designated location or are available electronically or on the Data Site or are contained in any report provided to Buyer by any of its third party consultants. None of the Buyer’s Representatives shall have any personal liability by virtue of their inclusion in this definition.
"Deposit" shall mean, collectively, the sum of (a) Two Million Dollars ($2,000,000) (the “First Deposit”) and (b) Eight Million Dollars ($8,000,000) (the “Second Deposit”), to the extent Buyer deposits the same in accordance with the terms of Section 2.1, together with any interest earned thereon.

“Due Diligence Period” shall mean the period commencing prior to the execution of this Agreement and expiring at 5:00 p.m. Central Time on May 1, 2015.
“Environmental Laws” has the meaning specified in Section 4.2.2.
“Environmental Liabilities” has the meaning specified in Section 4.2.2.
“Escrow Agent” shall mean Heritage Title Company of Austin, Inc., in its capacity as escrow agent, whose mailing address is 401 Congress Avenue, Suite 1500, Austin, Texas 78701, Attention: Attention: Brenda Hindsman (telephone number: (512) 505-5000, e‑mail address: bhindsman@heritage-title.com).
“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.
“Excluded Liabilities” has the meaning specified in Section 4.2.3.
“F&B” has the meaning specified in Section 5.1(d).
“Four Seasons Documents” shall mean collectively: (i) the Management Agreement; (ii) the TMLA, and (iii) the Condominium Management Agreement.
“Holdback Escrow Agreement” has the meaning specified in Section 4.3.2.
“Hotel” shall mean the hotel operated on the Real Property.
“Inventory” has the meaning specified in Section 5.1(d).
“Laws” shall mean all municipal, county, State or Federal statutes, codes, ordinances, laws, rules or regulations.
“Leases” shall mean all leases for tenants of the Real Property as of the Closing, as described in Exhibit P attached hereto.
“Liabilities” shall mean, collectively, any and all conditions, losses, costs, damages, claims, liabilities, expenses, demands or obligations of any kind or nature whatsoever.
“Liquor Inventory” shall have the meaning specified in Section 7.2.8(i).
“Lounge” shall mean the bar and restaurant known as “The Lobby Lounge” and located within the Hotel.
“Management Agreement” shall mean that certain Amended and Restated Hotel Management Agreement by and between Manager and Austin Hotel OC, L.P., a Delaware limited partnership (“Austin OC”) dated as of February 15, 2006 and (i) as amended by: (A) that certain First Amendment to Amended and Restated Hotel Management Agreement by and between Manager and Austin OC dated as of December 18, 2006 to be effective February 15, 2006; (B) that certain Second Amendment to Amended and Restated Hotel Management Agreement by and between

Manager and Austin OC dated as of February 10, 2009 to be effective January 1, 2008; (C) that certain Assignment of and Third Amendment to Amended and Restated Hotel Management Agreement by and between Manager, Austin OC and Seller dated June 30, 2010; and (D) that certain Assignment of and Fourth Amendment to Amended and Restated Hotel Management Agreement and Trademark License Agreement by and between Manager, Seller and Operating Tenant dated January 1, 2013; and (ii) as supplemented by that certain side letter agreement dated as of January 18, 2008.
“Manager” shall mean Four Seasons Hotels Limited, which is the Manager of the Hotel pursuant to the Management Agreement.
“Materiality Threshold” has the meaning specified in Section 7.3.2.
“Office Owner” shall mean the “Owner” of the “Office Parcel” as such terms are defined in the UDD.
“Operating Lease” shall mean that certain Lease Agreement dated December 31, 2012 by and between PR LCP Austin Hotel TH LLC and PLCP Austin Hotel Leaseco, LLC, a Delaware limited liability company.
“Operating Tenant” shall mean PLCP Austin Hotel Leaseco, LLC, a Delaware limited liability company, the tenant under the Operating Lease and the “Owner” (as defined by the Management Agreement) under the Management Agreement.
“Owner's Title Policy” shall mean a standard TLTA owner's title insurance policy issued by the Title Company in the amount of the Purchase Price.
“Parking Easement” shall mean that certain Surface Parking Easement Agreement dated February 15, 2006 and recorded under document No. 200629621, as amended and restated by that certain Parking Easement Agreement dated May 17, 2006 and recorded as Document No. 2006110144 in the Real Property Records of Travis County, Texas as further: (i) amended by that certain First Amendment to Parking Easement Agreement dated May 16, 2008 recorded as Document No. 2008082369 in the Real Property Records of Travis County, Texas; and (ii) supplemented by that certain Garage Delivery Date Acknowledgement dated August 12, 2011.
“Permitted Exceptions” shall mean and include all of the following, subject to the rights of Buyer to object to title and survey matters pursuant to Article 3: (a) applicable zoning, building and land use Laws, (b) such state of facts as is disclosed by the Survey, (c) the lien of taxes, assessments and other governmental charges or fees not yet due and payable, (d) any exceptions caused by any Buyer's Representative, (e) any exception that the Title Company agrees to affirmatively insure over in accordance with the terms hereof, (f) the rights of the tenants under the Leases, (g) the UDD; (h) the Parking Easement; and (i) any matters deemed to constitute additional Permitted Exceptions under Section 3.1. Permitted Exceptions shall not include any matters of record created by Seller in violation of Section 8.1. Notwithstanding any provision to the contrary contained in this Agreement or any of the Closing Documents, any or all of the Permitted Exceptions may be omitted by Seller in the Deed without giving rise to any liability of Seller, irrespective of any covenant or warranty of Seller that may be contained in the Deed (which provisions shall survive the Closing and not be merged therein).
“Property” shall mean, collectively, (a) the Real Property, (b) the “Personal Property” as defined in the Bill of Sale attached hereto as Exhibit E, (c) the Leases, and (d) the “Intangible Property” as defined in the Assignment Agreement attached hereto as Exhibit F. The term “Property” shall not include any property owned by Manager, including, without limitation, any trademarks, service marks, logos, slogans, trade dress, trade designs, corporate names, business names, fictitious or assumed names owned by the Manager and any of its affiliates.
“Protected Information” shall mean any books, records or files (whether in a printed or electronic format) that consist of or contain any of the following: Seller's organizational documents or files or records relating thereto; appraisals; budgets; strategic plans for the Property; internal analyses; information regarding the marketing of the Property for sale; submissions relating to obtaining internal authorization for the sale of the Property by Seller or any direct or indirect owner of any beneficial interest in Seller; attorney and accountant work product; attorney‑client privileged documents; internal correspondence of Seller, any direct or indirect owner of any beneficial interest in Seller, or any of their respective affiliates and correspondence between or among such parties; or other information in the possession or control of Seller, Manager or any direct or indirect owner of any beneficial interest in Seller which such party reasonably deems confidential, proprietary, or privileged.
“Real Property” shall mean the real estate legally described in Exhibit A attached hereto, together with all improvements and fixtures located thereon and owned by Seller as of the Closing and any rights, privileges and appurtenances pertaining thereto.
“Remove” with respect to any exception to title shall mean that Seller causes the Title Company to remove of record or affirmatively insure over the same, without any additional cost to Buyer, whether such removal or insurance is made available in consideration of payment, bonding, indemnity of Seller or otherwise; provided, however, Seller shall only be permitted to cause the Title Company to insure over the following title exceptions: (a) any liens evidencing monetary encumbrances, and (b) other title exceptions to the extent that Buyer consents thereto (which consent shall not be unreasonably withheld, conditioned or delayed).
“Rents” has the meaning specified in Section 5.1(g).
“Required Removal Exceptions” shall mean, collectively, (a) any exceptions to title objected to by Buyer in accordance with Section 3.1(a) to the extent that such title objections are either (i) liens evidencing monetary encumbrances (other than liens for non‑delinquent real estate taxes) created as a result of the intentional acts or omissions of Seller, its agents or affiliates, or (ii) title matters created by Seller, its agents or affiliates in violation of the terms of this Agreement; and (b) any exception to title that Seller has specifically agreed in writing to Remove pursuant to the terms of Section 3.1(c).

“Reserves” shall mean, collectively, any and all reserves and subaccounts of the Property that are maintained by Manager for the account of Seller for FF&E, working capital and payment of taxes and insurance.
“Restaurant” shall mean “TRIO” at the Hotel.
“Restaurant Equipment” shall mean kitchen appliances, china, crystal, dishware, glassware, silverware, flatware and other dinnerware, cookware and cooking utensils.
“Scheduled Closing Date” shall mean May 15, 2015, as the same may be extended pursuant to the express terms of this Agreement.
“Seller Parties” shall mean and include, collectively, (a) Seller; (b) its counsel; (c) Seller's Broker; (d) Manager; (e) any direct or indirect owner of any beneficial interest in Seller; (f) any officer, director, employee, or agent of Seller, its counsel, Seller's Broker, Manager or any direct or indirect owner of any beneficial interest in Seller; and (g) any other entity or individual affiliated or related in any way to any of the foregoing.
“Seller's Broker” shall mean Eastdil Secured, LLC.
“Seller's Knowledge” or words of similar import shall refer only to the current actual knowledge of Collete English Dixon, an officer of Prudential responsible for the Transaction, Jennifer Freedman, the asset manager employed by Prudential Investment Management, Inc. with primary responsibility for the Property, Richard Niedbala, Steven Kisielica and Bradley Falk (collectively, the "Designated Representatives") and shall not be construed to impose upon the Designated Representatives any duty to investigate the matters to which such knowledge, or the absence thereof, pertains, including, but not limited to, the contents of the materials delivered or made available to Buyer's Representatives or the contents of files maintained by the Designated Representatives. There shall be no personal liability on the part of the Designated Representatives arising out of any of the Seller's Warranties.
“Seller's Warranties” shall mean Seller's representations and warranties set forth in Section 7.2 and the Closing Documents executed by Seller for the benefit of Buyer, as such representations and warranties may be deemed modified or waived by Buyer pursuant to the terms of this Agreement.
“Survey” shall mean an ALTA survey of the Property prepared by Bury, Inc., Job No. 11052-10002, dated as of March 20, 2015, as the same may be updated from time to time.
"Survival Period" has the meaning specified in Section 4.3.3.
“Tax and Insurance Reserve” shall mean the reserve account Seller has established in its own name pursuant to the Four Seasons Documents for the payment of real estate and personal property taxes and assessments against the Property and insurance premiums for policies maintained with respect to the Property.

“Title Commitment” shall mean Commitment NCS-704534-CHI2 with respect to the Property issued by the Title Company dated November 26, 2014, as the same may be updated from time to time.
“Title Company” shall mean Heritage Title Company of Austin, Inc., in its capacity as escrow agent, whose mailing address is 401 Congress Avenue, Suite 1500, Austin, Texas 78701, Attention: Attention: Brenda Hindsman (telephone number: (512) 505-5000, e‑mail address: bhindsman@heritage-title.com).
“TMLA” shall mean that certain Trademark License Agreement dated November 17, 1994 between Manager and Seller.
“Transaction” shall mean the transaction contemplated by this Agreement.
“UDD” shall mean, collectively, that certain Unified Development Declaration for San Jacinto Center Town Lake, dated March 29, 1990 and recorded in Volume 11157 at Page 19, as amended and restated by that certain Amended and Restated Unified Development Declaration, dated September 23, 1991, recorded in Volume 11530 at Page 463, as (i) corrected by that certain Correction First Amendment to the Amended and Restated Unified Development Declaration, recorded in Volume 11767 at Page 14, (ii) further amended by that certain Second Amendment to Amended and Restated Unified Development Declaration, dated August 1, 1997 recorded in Volume 13060 at Page 1443, (iii) further amended by that certain Third Amendment to Amended and Restated Unified Development Declaration dated as of June 24, 2010 and recorded as document no. 2010090576, and (iv) assigned by instruments recorded in Volume 12316 at Page 1285, Volume 12594 at Page 1456, Volume 12595 at Page 1829, Volume 12838 at Page 278 and Document No. 2010094230, all as recorded in the Real Property Records of Travis County, Texas.
“WARN Act” has the meaning specified in Section 8.3.
ARTICLE 2

SALE OF PROPERTY
Subject to the terms of this Agreement and the Closing Documents, Seller agrees to sell and Buyer agrees to purchase all of Seller's right, title and interest in and to the Property. In consideration therefor, Buyer shall pay to Seller the sum of One Hundred Ninety-Seven Million Dollars ($197,000,000) (the “Purchase Price”). The Purchase Price shall be paid as follows:
2.1    Payment of Deposit. The parties acknowledge and agree that Buyer has previously paid the First Deposit to Escrow Agent. No later than one (1) Business Day after the execution of this Agreement by both Buyer and Seller and as a condition precedent to the effectiveness of this Agreement, Buyer shall pay the Second Deposit to Escrow Agent.
2.2    Applicable Terms; Failure to Make Deposit. The Deposit shall be paid to Escrow Agent in immediately available funds. Except as expressly otherwise set forth herein, the Deposit shall be applied against the Purchase Price at the Closing and shall otherwise be held and delivered by Escrow Agent in accordance with the provisions of Exhibit C. Notwithstanding any provision in this Agreement to the contrary, if Buyer fails to timely make the Second Deposit as provided herein, Seller may elect to terminate this Agreement, in which event the First Deposit shall be paid to Buyer and, thereafter, the parties shall have no further rights or obligations hereunder except for obligations which expressly survive the termination of this Agreement.
2.3    Cash at Closing. On the Scheduled Closing Date, Buyer shall (a) deposit into escrow with the Escrow Agent an amount equal to the balance of the Purchase Price in immediately available funds as more particularly set forth in Section 6.1, as prorated and adjusted as set forth in Article 5, Section 6.1, or as otherwise provided under this Agreement, and (b) authorize and direct the Escrow Agent to simultaneously pay the Deposit into such escrow.
2.4    Independent Consideration. Contemporaneously with the execution and delivery of this Agreement, Buyer has delivered to the Seller and the Seller hereby acknowledges the receipt of $1000.00 (“Independent Contract Consideration”), which amount Buyer and Seller bargained for and agreed to as consideration for Buyer’s exclusive right to inspect and purchase the Property pursuant to this Agreement and for the Seller’s execution, delivery and performance of this Agreement. The Independent Contract Consideration is in addition to and independent of any other consideration or payment provided in this Agreement, is nonrefundable, and it is fully earned and shall be retained by the Seller notwithstanding any other provision of this Agreement.
ARTICLE 3

TITLE MATTERS
3.1    Title Defects.
(a)    Buyer hereby confirms receipt of: (x) the Title Commitment, (y) copies of all documents referred to on Schedule B of the Title Commitment as exceptions to coverage, and (z) the Survey. On or prior to the expiration of the Due Diligence Period, Buyer shall have the right to object in writing to any title matters that appear on the Title Commitment, the Survey, and any updates thereto (whether or not such matters constitute Permitted Exceptions). After the expiration of the Due Diligence Period, Buyer shall have the right to object in writing to any title matters which are not Permitted Exceptions if (i) such matters first appear on any update to the Title Commitment or Survey issued after the expiration of the Due Diligence Period, and (ii) such objection is made by Buyer within five (5) Business Days after such updated Title Commitment or Survey is received by Buyer (but, in any event, on or prior to the Scheduled Closing Date). Unless Buyer is entitled to and timely objects to such title matters, all such title matters shall be deemed to constitute additional Permitted Exceptions.
(b)    If this Agreement is not terminated by Buyer in accordance with the provisions hereof, Seller shall, at Closing, Remove all Required Removal Exceptions. If Seller is unable to Remove any Required Removal Exceptions on or prior to the Closing, Buyer may at Closing elect to either (i) exercise Buyer's rights under Section 9.2, or

(ii) accept such exceptions to title and the Closing shall occur as herein provided without any reduction of or credit against the Purchase Price.
(c)    With respect to any title objections that are not Required Removal Exceptions, Seller may elect to Remove any such exceptions to title and Seller may notify Buyer in writing within five (5) Business Days after receipt of Buyer's notice of Buyer's title objections (but, in any event, on or prior to the Scheduled Closing Date) whether Seller elects to Remove the same. Failure of Seller to respond in writing within such period shall be deemed an election by Seller not to Remove Buyer's title objections. If Seller elects or is deemed to have elected not to Remove one or more of Buyer's title objections, then, within five (5) Business Days after Seller's election or deemed election (but, in any event, on or prior to the Scheduled Closing Date), Buyer may elect in writing to either (i) terminate this Agreement, in which event the Deposit shall be paid to Buyer and, thereafter, the parties shall have no further rights or obligations hereunder except for obligations which expressly survive the termination of this Agreement, or (ii) waive such title objections and proceed to Closing without any reduction of or credit against the Purchase Price. Failure of Buyer to respond in writing within such period shall be deemed an election by Buyer to waive such title objections and proceed to Closing. Any such title objection so waived (or deemed waived) by Buyer shall constitute a Permitted Exception.
(d)    Seller shall be entitled to one or more extensions of the Scheduled Closing Date (not to exceed thirty (30) days in the aggregate) for the purpose of the Removal of any exceptions to title. Seller shall have the right to replace the Title Company with another nationally recognized title insurance company reasonably satisfactory to Buyer if the Title Company fails or refuses to Remove any exceptions to title that Seller elects or is required to Remove.
3.2    Title Insurance. At Closing, the Title Company shall issue the Owner's Title Policy to Buyer, insuring that title to the Real Property is vested in Buyer subject only to the Permitted Exceptions. Buyer may request that the Title Company provide endorsements to the Owner's Title Policy, provided that (a) such endorsements shall be at no cost to, and shall impose no additional liability on, Seller, (b) Buyer's obligations under this Agreement shall not be conditioned upon Buyer's ability to obtain such endorsements, and (c) the Closing shall not be delayed as a result of Buyer's request.
ARTICLE 4

BUYER'S DUE DILIGENCE/AS‑IS SALE
4.1    Buyer's Due Diligence. All due diligence performed by Buyer's Representatives shall be performed in accordance with and subject to the terms of that certain Property Access Agreement, dated as of April 6, 2015, by and between Seller and Buyer (or Buyer's predecessor), which agreement is hereby incorporated herein and Buyer and Seller hereby ratify and confirm their respective obligations under the aforementioned agreement. To the extent any provisions of the Property Access Agreement conflict with the provisions of this Agreement, the provisions of this Agreement shall control. Buyer, in its sole and absolute discretion, may terminate this Agreement by written notice to Seller at any time on or prior to the expiration of the Due Diligence Period for any reason or no reason, and, in the event of such termination, neither Seller nor Buyer shall have any liability hereunder except for those obligations which expressly survive the termination of this Agreement and Buyer shall be entitled to the return of the Deposit. In the event Buyer fails to terminate this Agreement on or prior to the expiration of the Due Diligence Period, Buyer shall be deemed to have waived its rights to terminate this Agreement in accordance with this section, but shall retain its rights to terminate this Agreement and exercise its rights and remedies pursuant to the terms of Article 9.
4.2    As‑Is Provisions.
4.2.1     As‑Is Sale. Buyer acknowledges and agrees that:
(a)    Buyer has conducted, and shall continue to conduct during the Due Diligence Period, or waive its right to conduct, such due diligence as Buyer has deemed or shall deem necessary or appropriate.
(b)    The Property shall be sold, and Buyer shall accept possession of the Property as of the Closing, “AS IS, WHERE IS, WITH ALL FAULTS”, with no right of setoff or reduction in the Purchase Price, except as expressly set forth to the contrary in this Agreement and the Closing Documents.
(c)    Except for Seller's Warranties, none of the Seller Parties shall be deemed to have made any verbal or written representations, warranties, promises or guarantees (whether express, implied, statutory or otherwise) to Buyer with respect to the Property, any matter set forth, contained or addressed in the materials delivered or made available to Buyer's Representatives, including, but not limited to, the accuracy and completeness thereof, or the results of Buyer's due diligence.
(d)    Buyer shall independently confirm to its satisfaction all information that it considers material to its purchase of the Property or the Transaction.
4.2.2     Release. By accepting the Deed and closing the Transaction, Buyer, on behalf of itself and its successors and assigns, shall thereby release each of the Seller Parties from, and waive any and all Liabilities against each of the Seller Parties for, attributable to, or in connection with the Property, whether arising or accruing before, on or after the Closing and whether attributable to events or circumstances which arise or occur before or after the Closing, including, without limitation, the following: (a) any and all statements or opinions heretofore or hereafter made, or information furnished, by any Seller Parties to any Buyer's Representatives; and (b) any and all Liabilities with respect to the structural, physical, or environmental condition of the Property, including, without limitation, all Liabilities relating to the release, presence, discovery or removal of any hazardous or regulated substance, chemical, waste or material that may be located in, at, about or under the Property, or connected with or arising out of any and all claims or causes of action based upon CERCLA (Comprehensive Environmental Response, Compensation, and Liability Act of 1980, 42 U.S.C. §§9601 et seq., as amended by SARA (Superfund Amendment and Reauthorization

Act of 1986) and as may be further amended from time to time), the Resource Conservation and Recovery Act of 1976, 42 U.S.C. §§6901 et seq., (collectively, “Environmental Laws”) or any related claims or causes of action (collectively, “Environmental Liabilities”); and (c) any implied or statutory warranties or guaranties of fitness, merchantability or any other statutory or implied warranty or guaranty of any kind or nature regarding or relating to any portion of the Property. Notwithstanding the foregoing, the foregoing release and waiver is not intended and shall not be construed as affecting or impairing any rights or remedies that Buyer may have against Seller with respect to (i) a breach of any of Seller's Warranties, (ii) any of the obligations of Seller under this Agreement that expressly survive the Closing and any of the obligations of the Seller under the Closing Documents that expressly survive Closing, (iii) any acts constituting fraud by Seller or (iv) the Excluded Liabilities.
4.2.3     Assumption of Liability. By accepting the Deed and closing the Transaction, Buyer shall take responsibility and liability for the following: (a) any and all Liabilities attributable to the Property to the extent that the same arise or accrue on or after the Closing and are attributable to events or circumstances which arise or occur on or after the Closing; and (b) any and all Liabilities with respect to the structural, physical or environmental condition of the Property, whether such Liabilities are latent or patent, whether the same arise or accrue before, on or after the Closing, and whether the same are attributable to events or circumstances which may arise or occur before, on or after the Closing, including, without limitation, all Environmental Liabilities; and (c) any and all Liabilities that arose or accrued prior to the Closing or are attributable to events which arose or occurred prior to the Closing, but only if Buyer is deemed to know about the same on or before the Closing; and (d) any and all Liabilities with respect to which Buyer receives a credit at Closing, but only to the extent of such credit. Buyer acknowledges and agrees that the Liabilities to be assumed by Buyer pursuant to each of the foregoing clauses are intended to be independent of one another, so Buyer shall assume Liabilities described in each of the clauses even though some of those Liabilities may be read to be excluded by another clause. Notwithstanding anything contained in this Agreement to the contrary, from and after the Closing Date, Seller shall retain and Buyer shall not be deemed to, assume, be liable or responsible for, release Seller or take subject to any liabilities arising out of the following (collectively, the “Excluded Liabilities”): (i) any claim, demand, liability, loss or damage for personal injury to or property damage suffered by a person which injury or damage occurred prior to the Closing Date and is based on any event which occurred at the Property during the period of Seller’s fee ownership of the Property (except all liabilities with respect to the physical or environmental condition of the Property (regardless of whether such condition existed prior to the Closing Date)), (ii) liabilities for the period prior to the Closing Date relating to the employees at the Property, except to the extent Buyer receives a credit therefore at the closing of the Transaction and (iii) income or franchise taxes of Seller or its operating tenant or any sales and use or other taxes applicable to the operation of the Property for the period prior to the Closing Date, except to the extent Buyer receives a credit therefor.
4.2.4     Successors and Assigns. The provisions of this Section 4.2 shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

4.2.5     Reaffirmation and Survival. The provisions of this Section 4.2 shall be deemed reaffirmed by Buyer by acceptance of the Deed and shall survive the Closing.
4.3    Limitation on Seller's Liability.
4.3.1     Maximum Aggregate Liability. Notwithstanding any provision to the contrary contained in this Agreement or the Closing Documents, the maximum aggregate liability of the Seller Parties, and the maximum aggregate amount which may be awarded to and collected by Buyer, in connection with the Transaction, the Property, under this Agreement, and under all Closing Documents (including, without limitation, in connection with the breach of any of Seller's Warranties for which a claim is timely made by Buyer) shall not exceed Five Million Dollars ($5,000,000) (the “Cap”).
4.3.2        Escrow Holdback. At Closing Seller shall deposit with the Escrow Agent an amount in cash equal to the Cap, which amount shall be held in escrow during the Survival Period (or such longer period with respect only to any unresolved claims pending as of expiration of the Survival Period as provided in the Holdback Escrow Agreement) and disbursed pursuant to the terms of an escrow agreement in the form of Exhibit Q attached hereto (the “Holdback Escrow Agreement”).
4.3.3     Survival. The provisions of this Section 4.3 shall survive the Closing (and not be merged therein) or any earlier termination of this Agreement for a period not to exceed one hundred eighty (180) days (the “Survival Period”).
ARTICLE 5

ADJUSTMENTS AND PRORATIONS
The following adjustments and prorations shall be made at Closing. Except as otherwise expressly provided in this Agreement, all income and expenses of the Property shall be prorated between Seller and Buyer as of 12:01 a.m. Central Time on the Closing Date (the "Cut‑Off Time"), so that all income and expenses of the Property with respect to the period prior to the Cut‑Off Time shall be for the account of Seller and all income and expenses of the Property with respect to the period after the Cut‑Off Time shall be for the account of Buyer. Any reference in this Article 5 to payments made or cash being received by Seller shall also include any such items which are made or received by Manager on behalf of Seller on or prior to the Closing Date. Moreover, any reference in this Article 5 to payments made or cash being received by Buyer shall also include any such items which are made or received by Buyer's property manager on behalf of Buyer after Closing. No items of income or expense are to be included more than once in determining the prorations and payments under this Article. Seller and Buyer shall be responsible for computing all such prorations in the manner hereafter set forth.
5.1    Income.
(a)    Seller shall be entitled to all rents and all other revenues of any kind attributable to any period prior to the Cut‑Off Time (or, in the case of any facility (an

“Operating Facility”) which closes after the Cut‑Off Time, the time that such Operating Facility closes on the Closing Date) under all food service, the Lounge, the Restaurant, bar, beverage and liquor revenues and charges and all revenues and charges from restaurant operations, hotel banquet and conference facility operations, and other revenue of any kind attributable to any of the same. Buyer shall be entitled to all rents and all other revenues of any kind attributable to any period after the Cut‑Off Time (or, in the case of any Operating Facility which closes after the Cut‑Off Time, after such time as such Operating Facility closes on the Closing Date) under all food service, bar, beverage and liquor revenues and charges and all revenues and charges from restaurant operations, hotel banquet and conference facility operations, and all other revenue of any kind attributable to any of the same.
(b)    Seller shall receive and be entitled to all room and other revenues, charges and receivables from the hotel rooms at the Property, and other revenues otherwise arising from guests and customers of the Hotel (collectively, “Hotel Room Revenues”), through check‑out time for the Hotel on the day immediately prior to the Closing Date. Buyer shall receive and be entitled to all Hotel Room Revenues from and after check‑out time for the Hotel on the Closing Date. From check‑out time for the Hotel on the calendar day immediately preceding the Closing Date through and including check‑out time on the Closing Date, Buyer and Seller shall each be entitled to one‑half (1/2) of the Hotel Room Revenues for such twenty‑four (24) hour period. At Closing, Seller shall sell to Buyer, and Buyer shall purchase from Seller: (i) at face value, all petty cash funds in the hands of Seller or Manager in connection with the hotel guest operations at the Hotel; (ii) at face value, the so‑called “guest ledger” for the Hotel of guest accounts receivable payable by guests with valid charge card authorizations on file as of the check‑out time for the Hotel on the Closing Date (based on guests and customers using the Hotel) both (A) in occupancy from the preceding night through check‑out time the morning of the Closing Date; and (B) previously in occupancy prior to check‑out time on the Closing Date; and (iii) at the cost thereof, all unopened bottles of Liquor Inventory. For purposes of this Agreement, transfer or sale at face value shall have the following meanings: (X) for petty cash an amount equal to the total of all petty cash funds on hand; and (Y) for the guest ledger, the total of all such accounts receivable or paid as shown on the records of the Hotel, less actual collection costs (i.e., fees retained by credit card companies, banks or other collection companies), less accounting charges for rooms furnished on a gratuity or complementary basis to any hotel staff or as an accommodation to other parties, less travel agents' commissions and third party commissions or fees and less Buyer's pro rata share (50%) of Hotel Room Revenues for the twenty‑four (24) hour period from check‑out time on the calendar day immediately preceding the Closing Date through and including check‑out time on the Closing Date. The purchase price of said petty cash fund and guest ledger, as determined above, and the amount of the accounts receivable shall be paid to Seller at the Closing by a credit to Seller on the Closing Statement in the computation of the adjustments and prorations on the Closing Date. If the amount of the credit due to Seller exceeds the amount of any credit due to Buyer, Buyer shall pay such amount in excess of the amount of the credit to Buyer with the payment of the Purchase Price. Seller shall deliver to Buyer or provide Buyer a credit against the Purchase Price in an amount equal to seventy-five percent (75%) of the face value of all outstanding gift certificates (which shall not include any credits for full or partial payment for Hotel goods or services under Manager’s loyalty programs) and guest reservation deposits (as set forth on the Hotel balance sheets as current liabilities). Buyer shall be liable for such gift certificates and guest reservation deposits, as well as any other deposits, complimentary room nights, any form of compensation or award given to guests as a result of guest complaints, or “trade‑outs” after the Closing, and does hereby indemnify and hold harmless Seller, and Seller's officers, directors, employees and agents from and against any loss, cost, claim or expense (including but not limited to attorneys' fees) resulting from any claim for such reservation deposits or gift certificates, which indemnity shall survive Closing.
(c)    At Closing Seller shall assign to Buyer the accounts receivable (less any reserves for bad debt as determined by Seller) with respect to the Property for which Buyer shall be obligated to pay to Seller at such Closing an amount equal to the sum of (i) one hundred percent (100%) of the face value of all accounts receivable that are sixty (60) days or less past due, and (ii) seventy-five percent (75%) of the face value of all accounts receivable that are over sixty (60) days past due but less than ninety (90) days past due, each as shown on the books of the Property as of the Closing Date. After the Closing Date, Buyer shall have the sole right to collect and retain all such assigned accounts receivable.
(d)    As part of the Property, at Closing, Seller shall transfer or cause to be transferred to Buyer all goods owned by Seller located at the Real Property or used in connection with the operation of the Hotel, Lounge and Restaurant, including (i) the food and beverages (alcoholic and non alcoholic) which are located at the Hotel (whether opened or unopened), or ordered in the ordinary course of business for future use at the Hotel as of the Closing, including, without limitation, all food and beverages located in the guest rooms, but expressly excluding any alcoholic beverages to the extent owned by the Beverage Company or the sale or transfer of which is not permitted under Laws (collectively, the “F&B”), and (ii) other consumables and supplies, unused reserve stock (including in-use operating supplies) of linens, uniforms, towels, paper goods, soaps, cleaning supplies and miscellaneous guest supplies, engineering cleaning supplies and the like for the operation and maintenance of the Property, including, without limitation, “Inventories of Merchandise” and “Inventories of Supplies”, as such terms are defined in the current Uniform System of Accounts for Hotels published by the Hotel Association of New York City, Inc. (collectively, the “Inventory”).
(e)    Seller shall cause the applicable vending companies to service the vending machines at the Property on the morning of Closing. All commissions due to Seller from such vending companies based on the amount of vending proceeds as of the Cut‑Off Time shall be paid to and belong to Seller. In the event that Seller is unable to cause the applicable vending companies to service the vending machines at the Property immediately prior to Closing, Buyer and Seller will prorate the income associated therewith based upon reasonable estimates.
(f)    To the extent that items (such as postage meter, marketing fees, fees for inclusion of the Property in travel agent reservation systems, travel guides and the like or other items) have been paid on or prior to Closing for a period after the Closing Date, and are or have been reflected as a deduction from Seller's income, Seller shall receive a credit from Buyer on the Closing Statement for the portion of such prepaid items that relate to periods following Closing.
(g)    For purposes of this Agreement, “Rents” shall mean all base rents, percentage rents, additional rent and any tax and operating expense reimbursements and escalations due from the tenants of the Property under the Leases. All collected Rents and other income from Property operations shall be prorated between Seller and Buyer as of 12:01 a.m. on the Closing Date. Rents or other income from Property operations not collected as of the Closing shall not be prorated at the time of Closing.
(h)    Post-Closing Collections. After Closing, Buyer shall make a good faith effort to collect any Rents or other revenues not collected as of the Closing on Seller's behalf and to tender the same to Seller upon receipt; provided, however, all Rents collected by Buyer or Seller after the Closing shall first be applied to all amounts due under the applicable Lease at the time of collection (i.e., current Rents and sums due Buyer as the current owner and landlord) with the balance (if any) payable to Seller, but only to the extent of amounts delinquent and actually due Seller. Buyer shall not have an exclusive right to collect Rents or other revenue due Seller and Seller hereby retains its rights to pursue claims against any tenant under the Leases or other party for sums due with respect to periods prior to the Closing Date; provided, however, with respect to any legal proceedings against any tenant under a Lease, Seller (a) shall be required to notify Buyer in writing of its intention to pursue such legal proceedings; (b) shall only be permitted to pursue any legal proceedings after the date which is ninety (90) days after the Closing Date; and (c) shall not be permitted to pursue any legal proceedings against any tenant seeking eviction of such tenant or the termination of the underlying Lease. The terms of this section shall survive the Closing and not be merged therein.
5.2    Trade Payables. For purposes of this Agreement, the term “trade payables” shall mean any open accounts payable to trade vendors or suppliers of the Hotel, restaurant, bar or similar facilities at the Property selling goods, food, beverages or services to the general public for final use or consumption (i.e., retail trade). Seller agrees that it shall be debited in the prorations set forth herein for all trade payables from the Property for goods received at or services supplied to the Property on or prior to the Cut‑Off Time. Buyer agrees that it shall be charged with all trade payables from the Property for goods (including F&B, Liquor Inventory and Inventory) received at or services supplied to the Property after the Cut‑Off Time and reasonably ordered by Seller or Manager in the ordinary course of business on or prior to the Closing Date, and in any event for all such goods and services accepted by Buyer, and shall and hereby does indemnify and hold Seller and Seller's officers, directors, employees and agents harmless from payment of the same, which indemnity shall survive the Closing.
5.3    Sales Taxes. The amount of any sales taxes or any other federal, state and local taxes due as a result of sales to guests and customers of the Hotel and which relate to the Property shall be allocated to Buyer and Seller in accordance with the allocation of Hotel Room Revenues in Section 5.1(b), and each of Buyer and Seller shall pay such party’s allocated share as and when the same shall become due and payable. In connection with the provisions of this section, Buyer and Seller shall each file or cause to be filed with the appropriate taxing authorities as and when required under applicable laws all appropriate tax returns relating to the applicable periods for which they are responsible as provided above. Buyer and Seller acknowledge and agree that the terms of this Section 5.3 are not intended and shall not be construed as applying to any sales taxes due as a result of the Transaction, the intention of the parties being that any sales taxes due as a result of the Transaction shall be borne by the parties identified in Section 5.7 hereof.
5.4    Reserves. Seller shall receive a credit in the amount of all Reserves that are transferred to Buyer at Closing. Any such Reserves not transferred at Closing shall be Seller’s.
5.5    Four Seasons Documents. Any amounts prepaid, accrued or due and payable under any of the Four Seasons Documents, including the Management Agreement (except as otherwise prorated under this Article 5), shall be prorated as of the Cut-Off Time between Seller and Buyer. The Incentive Fee (as defined in the Management Agreement) payable to Manager under the Management Agreement for the fiscal year in which the Closing occurs (“Closing Year”) shall be calculated in accordance with the Management Agreement and apportioned between Seller and Buyer on a per diem basis. At Closing, the Incentive Fee shall be prorated based upon Manager’s most recent forecast of full Net Operating Income (as defined in the Management Agreement) for the Closing Year. Within five (5) days after issuance by Manager of the statement of profit and loss for the Closing Year, Seller and Buyer shall calculate an adjustment to the Incentive Fee, representing the difference between (i) the aggregate Incentive Fee for the Closing Year paid to Manager prior to the Cut-Off Time, and (ii) the Incentive Fee attributable to the portion of the Closing Year that occurs prior to the Cut-Off Time as calculated on a per diem basis as described above under the Management Agreement as in effect prior to Closing (“Actual Incentive Fee at the Closing”). If the Actual Incentive Fee at the Closing exceeds the Incentive Fee paid to Manager prior to the Cut-Off Time, Seller shall pay the excess thereof to Buyer within five (5) days of such determination. If the Actual Incentive Fee at the Closing is less than the Incentive Fee paid to Manager through the Cut-Off Time, Buyer shall pay the shortfall to Seller within five (5) days of such determination.
5.6    UDD and the Parking Easement. Buyer shall receive a credit at Closing for any accrued but unpaid amounts payable by Seller under the UDD and the Parking Easement for periods on or prior to the Closing Date. Seller shall receive a credit at Closing to the extent that Seller has paid any such amounts for periods from and after the Closing Date. To the extent that any such payments are for estimated installments subject to annual or other periodic reconciliation, once the final amounts are known and reconciliation has been made with the payee under the UDD or Parking Easement, as applicable, for the calendar year or other applicable period in which the Closing occurs, Buyer shall notify Seller as to the final reconciled amounts within thirty (30) days after such reconciliation and Buyer and Seller shall make any appropriate adjusting payment between them within ten (10) days after such notice.
5.7    Proration of Taxes and Other Property Expenses.
5.7.1     Proration of Ad Valorem Taxes. All general real estate and ad valorem taxes and other state, county or municipal taxes, charges and assessments affecting the

Property will be prorated as of 12:01 a.m. on the Closing Date, based on (if applicable) the maximum discount available for early payment. In the event final, current bills for such taxes are not available at Closing, such taxes will be prorated on the basis of the taxes for the most recent year for which final bills are available. The parties agree that, notwithstanding the foregoing, real estate taxes shall be prorated based on 2015 real estate taxes being in the amount of $3,000,000, and such taxes shall be reprorated upon issuance of the final tax bill, which obligation shall survive Closing.
5.7.2     Special Assessments. All special assessments affecting the Property will be prorated as of the Cut-Off Time. In the event final, current bills for such special assessments are not available at Closing, such special assessments will be prorated on the basis of the special assessments for the most recent year for which final bills are available.
5.7.3     Other Property Operating Expenses. Operating expenses for the Property shall be prorated as of the Cut‑Off Time. To the extent that the amount of actual consumption of any utility services is not determined prior to the Closing Date, a proration shall be made at Closing based on the last available reading and post‑closing adjustments between Buyer and Seller shall be made within twenty (20) days of the date that actual consumption for such pre‑closing period is determined, which obligation shall survive the Closing and not be merged therein. Seller shall not assign to Buyer any deposits which Seller has with any of the utility services or companies servicing the Property. Buyer shall arrange with such services and companies to have accounts opened in Buyer's name beginning at the Cut‑Off Time.
5.8    Closing Costs. Closing costs shall be allocated between Buyer and Seller in accordance with local custom. For the avoidance of doubt:
(a)    Buyer shall pay the following closing costs: (i) all premiums and charges in connection with any title insurance coverage in excess of a standard TLTA policy (including survey modification coverage and all other endorsements) issued to Buyer, (ii) the cost of the Survey (including any Survey costs incurred by Seller in anticipation of the sale of the Property), (iii) all recording and filing charges in connection with the instrument by which Seller conveys the Property, (iv) one‑half (½) of all escrow or closing charges, (v) one-half (1/2) of all transfer taxes, sales taxes and similar charges, if any, applicable to the transfer of the Property to Buyer, (vi) the commission due any broker representing Buyer, (vii) all fees due its attorneys, (viii) all costs of Buyer's due diligence, including fees due its consultants, and (ix) all lenders' fees, mortgage taxes, and similar charges, if any, related to any financing to be obtained by Buyer.
(b)    Seller shall pay the following closing costs: (i) all premiums and charges in connection with a standard TLTA policy (excluding endorsements), (ii) the commission due Seller's Broker, (iii) one‑half (½) of all escrow or closing charges, (iv) one-half (1/2) of all transfer taxes, sales taxes and similar charges, if any, applicable to the transfer of the Property to Buyer, (v) all fees due its attorneys, and (vi) all costs incurred in connection with causing the Title Company to Remove any Required Removal Exceptions.

The obligations of the parties under this section shall survive the Closing (and not be merged therein) or any earlier termination of this Agreement.
5.9    Reservation Deposits. At Closing, Seller shall give Buyer a credit against the Purchase Price in the aggregate amount of any advance deposits then held by Seller with respect to the Property pursuant to the terms of any reservations of rooms or banquet or other facilities. All advance booking deposits as of the Closing Date for the Property for which Buyer receives a credit shall be the obligation of Buyer after Closing. There shall be no post‑Closing Date adjustment based on the amounts actually earned or refunded by Buyer with respect to or on account of advance bookings, regardless of whether Buyer's obligations with respect thereto shall be greater or less than the amount credited to Buyer pursuant to this section.
5.10    Cash on Hand. Except for (i) the petty cash funds to be sold to Buyer and the guest reservation deposits, gift certificates, complimentary room nights, any form of compensation or award given to guests as a result of guest complaints (to the extent that the same have not been paid in full on or prior to Closing), (ii) the Reserves (to the extent that Seller has received a credit for the same at Closing) and (iii) "trade‑outs" to be credited or delivered to Buyer, all other cash, check and other funds pertaining to or arising from the Property (whether held in hand at the Property or in deposits with banks or other financial institutions) as of the Closing Date shall remain the sole property of Seller and are not included in the purchase and sale of the Property under this Agreement.
5.11    Wages and Other Employee Compensation. Seller shall provide Buyer with a credit at Closing for all unpaid (or unexhausted) wages, accrued vacation pay, accrued paid time off (prorated based on a historical usage percent of 26.7% of earned paid time off), accrued vacation time, bonuses and other benefits earned or accrued by, and payable to, the employees of the Property through the Cut-Off Time, together with F.I.C.A., unemployment and applicable employment taxes due from Seller accrued through the Cut-Off Time, including F.I.C.A due from the employer for accrued vacation time. Buyer shall be solely responsible for all wages, salaries, any bonuses, employment taxes, withholding taxes, and any and all vacation days, sick days and personal days, if applicable, existing on or accruing on or after the Closing Date.
5.12    Delayed Adjustment; Delivery of Financial Data. Except as otherwise set forth in this Agreement, no later than ninety (90) days after the Closing Date, Buyer shall prepare and present to Seller a recalculation of any and all amounts due or subject to proration under this Article 5 (taking into consideration any errors and changes necessary because of the lack of complete or accurate information as of the Closing Date) as well as supporting documentation for such recalculation. The parties shall make the appropriate adjusting payment between them within thirty (30) days after delivery of any such recalculation. The provisions of this section shall survive the Closing and not be merged therein.
5.13    No Tax Due Certificate. With respect to any and all (i) sales and use taxes, occupancy taxes, room taxes, receipts taxes and similar excise taxes imposed by any governmental authority upon the sale of rooms, food, beverages and other goods and services in, at or from the Property (collectively, the "Sales and Use Taxes"), and (ii) taxes on the gross revenues of the Property including, but not limited to, Texas franchise taxes and margin taxes (collectively, the "Franchise/Margin Taxes"; the Sales and Use Taxes and the Franchise/Margin Taxes are collectively referred to as the “State Taxes”), Seller shall comply with any procedures specified in the Texas Tax Code to obtain and deliver to Buyer on or before the Closing Date one or more Certificates of No Tax Due under Section 111.020 of the Texas Tax Code from the Comptroller of Public Accounts of the State of Texas (“Certificates of No Tax Due”). Performance by Seller of it’s obligations under this Section 5.13 shall be a condition precedent to Buyer's obligation to close the Transaction.
ARTICLE 6

CLOSING
6.1    Closing Mechanics.
(a)    The parties shall conduct an escrow‑style closing through the Escrow Agent so that it will not be necessary for any party to attend the Closing.
(b)    Provided all conditions precedent to Seller's obligations hereunder have been satisfied, Seller agrees to convey the Property to Buyer upon confirmation of receipt of the Purchase Price by the Escrow Agent as set forth below. Provided all conditions precedent to Buyer's obligations hereunder have been satisfied, Buyer agrees to pay the amount specified in Section 2.3 by timely delivering the same to the Escrow Agent on the Scheduled Closing Date and unconditionally authorizing and directing the Escrow Agent no later than 1:00 p.m. Central Time on the Scheduled Closing Date to deposit the same in Seller's designated account. In addition, for each full or partial day after 1:00 p.m. Central Time on the Scheduled Closing Date that Buyer fails to comply with the foregoing, Buyer and Seller shall re-prorate on a per diem basis.
(c)    The items to be delivered by Seller or Buyer in accordance with the terms of Sections 6.2 or 6.3 shall be delivered to Escrow Agent no later than 5:00 p.m. Central Time on the last Business Day prior to the Scheduled Closing Date except that (i) the items in the paragraph entitled “Keys and Original Documents” shall be delivered by Seller at the Property or made available for pick‑up from Manager on the Closing Date, and (ii) the Purchase Price shall be delivered by Buyer in accordance with the terms of Section 6.1(b).
6.2    Seller's Closing Deliveries. At Closing, Seller shall deliver the following:
(a)    Deed. A deed in the form of Exhibit D attached hereto (“Deed”), executed and acknowledged by Seller.
(b)    Bill of Sale. A bill of sale in the form of Exhibit E attached hereto, executed by Seller.
(c)    Assignment Agreement. An assignment and assumption of the Leases and Intangible Property, in the form of Exhibit F attached hereto (“Assignment Agreement”), executed by Seller.

(d)    Notice to Tenants. A single form letter in the form of Exhibit G attached hereto, executed by Seller, duplicate copies of which shall be sent by Buyer after Closing to each tenant under the Leases.
(e)    Non‑Foreign Status Affidavit. A non‑foreign status affidavit in the form of Exhibit H attached hereto, as required by Section 1445 of the Internal Revenue Code, executed by Seller.
(f)    Condominium Management Assignment. An Assignment and Assumption of Condominium Management Agreement, in the form of Exhibit L attached hereto (“Condominium Management Assignment”), executed by Seller and Association.
(g)    The Assignment and Assumption - Parking Easement. An Assignment and Assumption – Parking Easement, in the form of Exhibit M attached hereto (“Parking Easement Assignment”), executed by Seller.
(h)    Assignment and Assumption - UDD. An Assignment and Assumption - UDD, in the form of Exhibit N attached hereto (“UDD Assignment”), executed by Seller and Office Owner.
(i)    Assignment and Assumption Agreement – Four Seasons Documents. An Assignment and Assumption - Four Seasons Documents, in the form of Exhibit O attached hereto or such other commercially reasonable form (or with such commercially reasonable modifications of Exhibit O) as may be required to assign the Four Seasons Documents (other than the Condominium Management Agreement) to Buyer (“Four Seasons Assignment”), executed by Seller.
(j)    Evidence of Authority. Documentation to establish to the Title Company's reasonable satisfaction the due authorization of Seller's consummation of the Transaction, including Seller's execution of this Agreement and the Closing Documents required to be delivered by Seller.
(k)    Other Documents. A title affidavit in the form of Exhibit I attached hereto, a gap indemnity in the form of Exhibit J attached hereto, applicable transfer or sales tax filings, and such other documents as may be reasonably required by the Title Company or as may be agreed upon by Seller and Buyer to consummate the Transaction.
(l)    Closing Statement. A mutually acceptable form of a joint closing statement, setting forth the prorations and adjustments to the Purchase Price respecting the Property to be made pursuant to this Agreement (the “Closing Statement”), executed by Seller.
(m)    Keys and Original Documents. Keys to all locks on the Real Property in Seller's or Manager's possession and originals or, if originals are not available, copies, of all of the Leases, Contracts and other Property documents, to the extent not previously delivered to Buyer.

(n)    Termination of Operating Lease. Evidence that the Operating Lease has been terminated, effective as of the Closing Date.
6.3    Buyer's Closing Deliveries. At the Closing, Buyer shall deliver the following:
(a)    Purchase Price. The Purchase Price, as adjusted for apportionments and other adjustments required under this Agreement, plus any other amounts required to be paid by Buyer at Closing.
(b)    Assignment Agreement. The Assignment Agreement, executed by Buyer.
(c)    Condominium Management Assignment. A Condominium Management Assignment, executed by Buyer.
(d)    Assignment and Assumption - Parking Easement. A Parking Easement Assignment, executed by Buyer.
(e)    Assignment and Assumption - UDD. A UDD Assignment, executed by Buyer.
(f)    Assignment and Assumption Agreement – Four Seasons Documents. A Four Seasons Assignment, executed by Buyer.
(g)    Evidence of Authority. Documentation to establish to Seller's reasonable satisfaction the due authorization of Buyer's consummation of the Transaction, including Buyer's execution of this Agreement and the Closing Documents required to be delivered by Buyer.
(h)    Other Documents. Applicable transfer or sales tax filings and such other documents as may be reasonably required by the Title Company or may be agreed upon by Seller and Buyer to consummate the Transaction.
(i)    Closing Statement. The Closing Statement, executed by Buyer.
6.4    Conditions to Buyer's Obligations. Buyer's obligation to close the Transaction is conditioned on all of the following:
(a)    Representations True. All Seller's Warranties in this Agreement, as the same may be deemed modified as provided in Section 7.3, shall be true and correct in all material respects on and as of the Scheduled Closing Date, as if made on and as of such date except to the extent that they expressly relate to an earlier date.
(b)    Title Conditions Satisfied. At the time of the Closing, title to the Property shall be as provided in Article 3 of this Agreement.

(c)    Seller's Deliveries Complete. Seller shall have delivered all of the documents and other items required pursuant to Section 6.2 and shall have performed all other material obligations to be performed by Seller at or prior to the Closing.
(d)    Manager Approval. Manager shall have approved the form and substance of the Four Seasons Assignment.
(e)    Office Owner Approval. Office Owner shall have consented to the assignment to Buyer pursuant to the UDD and shall have executed and delivered the UDD Assignment.
6.5    Conditions to Seller's Obligations. Seller's obligation to close the Transaction is conditioned on all of the following:
(a)    Seller's Corporate Approval. Within ten (10) Business Days of the Effective Date, the unconditional approval of the Transaction by the investment committee of Prudential Real Estate Investors, the real estate investment management business unit of Prudential Investment Management, Inc.
(b)    Representations True. All representations and warranties made by Buyer in this Agreement shall be true and correct in all material respects on and as of the Scheduled Closing Date, as if made on and as of such date except to the extent they expressly relate to an earlier date.
(c)    Buyer's Deliveries Complete. Buyer shall have delivered the funds required hereunder and all of the documents to be executed by Buyer set forth in Section 6.3 and shall have performed all other material obligations to be performed by Buyer at or prior to the Closing.
(d)    Manager Approval. Manager shall have approved the form and substance of the Four Seasons Assignment.
(e)    Office Owner Approval. Office Owner shall have consented to the assignment to Buyer pursuant to the UDD and shall have executed and delivered the UDD Assignment.
6.6    Waiver of Failure of Conditions Precedent. At any time on or before the date specified for the satisfaction of any condition, Seller or Buyer may elect in writing to waive the benefit of any such condition to its obligations hereunder. By closing the Transaction, Seller and Buyer shall be conclusively deemed to have waived the benefit of any remaining unfulfilled conditions set forth in this Article 6, except to the extent that the same expressly survive Closing. In the event any of the conditions set forth in this Article 6 are neither waived nor fulfilled, Seller or Buyer (as appropriate) may terminate this Agreement (subject to the notice and cure rights set forth in Article 9 and elsewhere in this Agreement) and exercise such rights and remedies, if any, that such party may have pursuant to the terms of Article 9. If this Agreement is terminated as a result of the failure of any condition set forth in this Article 6 that is not also a default hereunder, then the Deposit shall be returned to Buyer and, thereafter, neither party shall have any further rights or obligations hereunder except for obligations which expressly survive termination of this Agreement.
ARTICLE 7

REPRESENTATIONS AND WARRANTIES
7.1    Buyer's Representations. Buyer represents and warrants to Seller as follows:
7.1.1     Buyer's Authorization. Buyer (a) is duly organized (or formed), validly existing and in good standing under the Laws of its State of organization, and (b) is authorized to execute this Agreement and consummate the Transaction and fulfill all of its obligations hereunder and under all Closing Documents to be executed by Buyer and such instruments, obligations and actions are valid and legally binding upon Buyer, enforceable in accordance with their respective terms. The execution and delivery of this Agreement and all Closing Documents to be executed by Buyer and the performance of the obligations of Buyer hereunder or thereunder will not (x) result in the violation of any Law or any provision of Buyer's organizational documents, (y) conflict with any order of any court or governmental instrumentality binding upon Buyer, or (z) conflict or be inconsistent with, or result in any default under, any contract, agreement or commitment to which Buyer is bound.
7.1.2     Buyer's Financial Condition. No petition has been filed by or against Buyer under the Federal Bankruptcy Code or any similar Laws.
7.1.3     Patriot Act Compliance. Buyer is not acting, directly or indirectly for, or on behalf of, any person, group, entity or nation named by any Executive Order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism) or the United States Treasury Department as a terrorist, "Specially Designated National and Blocked Person," or other banned or blocked person, entity, or nation pursuant to any Law that is enforced or administered by the Office of Foreign Assets Control, and Buyer is not engaging in this Transaction, directly or indirectly, on behalf of, or instigating or facilitating this Transaction, directly or indirectly, on behalf of, any such person, group, entity or nation. Buyer is not engaging in this Transaction, directly or indirectly, in violation of any Laws relating to drug trafficking, money laundering or predicate crimes to money laundering. None of the funds of Buyer have been or will be derived from any unlawful activity with the result that the investment of direct or indirect equity owners in Buyer is prohibited by Law or that the Transaction or this Agreement is or will be in violation of Law. Buyer has and will continue to implement procedures, and has consistently and will continue to consistently apply those procedures, to ensure the foregoing representations and warranties remain true and correct at all times prior to Closing.
7.1.4     Qualified Person. Buyer is a Qualified Person as such term is defined in the Management Agreement.

7.1.5     ERISA. Buyer is not (i) an “employee benefit plan” as defined in Section 3(3) of ERISA that is subject to Title I of ERISA, (ii) a “plan” as defined in Section 4975(e)(1) of the Code, that is subject to Section 4975 of the Code, or (iii) an entity deemed to hold “plan assets” of any such employee benefit plan or plan. In addition, Buyer represents, warrants and covenants that it is not a “governmental plan” as defined in Section 3(32) of ERISA and is not subject to State statutes regulating investments of and fiduciary obligations with respect to government plans which would be violated by the transactions contemplated by this Agreement.
Buyer's representations and warranties in this section shall survive the Closing and not be merged therein.
7.2    Seller's Representations. Seller represents and warrants to Buyer as follows:
7.2.1     Seller's Authorization. Each of Operating Tenant and Seller (a) is duly organized (or formed), validly existing and in good standing under the Laws of its State of organization and, to the extent required by applicable Laws, the State in which the Property is located, and (b) is authorized to execute this Agreement and, subject to obtaining the approvals described in Section 6.5(a), consummate the Transaction and fulfill all of its obligations hereunder and under all Closing Documents to be executed by Seller and such instruments, obligations and actions are valid and legally binding upon Seller, enforceable in accordance with their respective terms. The execution and delivery of this Agreement and all Closing Documents to be executed by Seller and the performance of the obligations of Seller hereunder or thereunder will not (x) result in the violation of any Law or any provision of Seller's organizational documents, (y) conflict with any order of any court or governmental instrumentality binding upon Seller, or (z) conflict or be inconsistent with, or result in any default under, any contract, agreement or commitment to which Seller is bound.
7.2.2     Seller's Financial Condition. No petition has been filed by Seller or Operating Tenant, nor has Seller or Operating Tenant received written notice of any petition filed against Seller or Operating Tenant under the Federal Bankruptcy Code or any similar Laws.
7.2.3     Patriot Act Compliance. Seller is not acting, directly or indirectly for, or on behalf of, any person, group, entity or nation named by any Executive Order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism) or the United States Treasury Department as a terrorist, “Specially Designated National and Blocked Person,” or other banned or blocked person, entity, or nation pursuant to any Law that is enforced or administered by the Office of Foreign Assets Control and Seller is not engaging in this Transaction, directly or indirectly, on behalf of, or instigating or facilitating this Transaction, directly or indirectly, on behalf of, any such person, group, entity or nation. Seller is not engaging in this Transaction, directly or indirectly, in violation of any Laws relating to drug trafficking, money laundering or predicate crimes to money laundering. None of the funds of Seller have been or will be derived from any unlawful activity with the result that the investment of direct or indirect equity owners in Seller is prohibited by Law or that the

Transaction or this Agreement is or will be in violation of Law. Seller has and will continue to implement procedures, and has consistently and will continue to consistently apply those procedures, to ensure the foregoing representations and warranties remain true and correct at all times prior to Closing.
7.2.4     Delivery of Documents. Seller has requested that Manager give or otherwise make available to Buyer's Representatives all books, records, and other writings in Manager's possession related in any material way to the use, ownership or operation of the Property, other than Protected Information. The documents heretofore or hereafter delivered or otherwise made available to Buyer's Representatives prior to Closing (a) include the documents (other than the Protected Information) that are used by Seller in the day‑to‑day operation and management of the Property, and (b) are the same documents (other than the Protected Information) that are reviewed by Manager for reporting to Seller in connection with (i) the performance by Seller of its fiduciary obligations to its clients and investors, and (ii) the preparation of financial statements and reports submitted to the clients and investors of Seller.
7.2.5     Designated Representatives. The Designated Representatives include those individuals who are currently responsible for the asset management of the Property.
7.2.6     Furniture, Fixtures, and Equipment. Except as set forth in Exhibit K attached hereto, Seller owns the "Personal Property" (as defined in the Bill of Sale attached hereto as Exhibit E) and, to Seller’s Knowledge, the "Intangible Property" (as defined in the Assignment Agreement attached hereto as Exhibit F) to be transferred to Buyer free and clear of liens, security interests and other encumbrances arising by, through or under Seller, except as a result of instruments securing a loan that shall be paid in full by Seller at or prior to Closing.
7.2.7     Third‑Party Rights. There are no agreements currently in effect that grant any rights of first refusal to purchase all or any part of the Property, options to purchase all or any part of the Property or other rights whereby any individual or entity has the right to purchase all or any part of the Property which have not been waived as of the date hereof. Other than tenants under the Leases and guests in occupancy, no parties other than Seller are in possession of the Property and Seller has not received notice from any parties claiming an ownership or other real property interest in the Property.
7.2.8     Liquor Matters. As to alcoholic beverage service at the Hotel: (i) the Beverage Company is the owner of all of the alcoholic beverages at the Hotel (the “Liquor Inventory”) and will remain so both before the Closing and immediately after the Closing; (ii) the Beverage Company is a corporation that is owned and controlled by employees of the Manager; and (iii) the Beverage Company operates from the Hotel pursuant to written agreements between Manager and the Beverage Company (the “Beverage Agreements”). All licenses and permits with respect to the sale of alcoholic beverages at the Hotel are owned and held by the Beverage Company, are in full force and effect and are not, to Seller’s Knowledge, conditioned or restricted except as set forth in any such license or permit. Seller does not own any interest, direct or indirect, in the Beverage Company or the Liquor

Inventory and Seller has no control over the management of the Beverage Company. Neither Seller nor Operating Tenant is a party to the Beverage Agreements. Seller has received no written notice (y) that a default, violation, suspension, revocation or non-renewal has occurred in the due observance or condition of any liquor license or (z) of any failure by Seller, Beverage Company or Manager to obtain any liquor license required for the Property which has not been heretofore corrected.
7.2.9     Environmental Reports. Seller has provided Buyer with copies of any and all environmental reports that it commissioned during its period of ownership of the Property
7.2.10     Seller's Knowledge Representations. To Seller's Knowledge:
(a)    As of the Effective Date, except as listed in Exhibit K attached hereto, Seller has not received any written notice of any current or pending litigation against Seller or the Property (including, without limitation, any condemnation, eminent domain or similar proceedings with respect to all or any portion of the Property) which would adversely affect the Property or its operation or Seller’s ability to consummate the Transaction.
(b)    As of the Effective Date, neither Seller nor Operating Tenant has entered into or assumed any contracts, equipment leases, leases or licenses granting use or occupancy rights, or other agreements affecting the Property which will be binding upon Buyer after the Closing other than (i) the Contracts listed in Exhibit B attached hereto, (ii) the Leases listed on Exhibit P attached hereto, (iii) liens, encumbrances, covenants, conditions, restrictions, easements and other matters of record, and (iv) the Permitted Exceptions. Seller has provided copies of all Contracts and Leases to Buyer (except as set forth on Exhibit B and Exhibit P), and except for defaults cured on or before the Effective Date and except as listed in Exhibit K attached hereto, neither Seller nor Operating Tenant has sent or received any written notice of default under the terms of any of the Contracts or Leases.
(c)    Except for violations cured or remedied on or before the Effective Date and except as listed in Exhibit K attached hereto, as of the Effective Date, neither Seller, Operating Tenant nor any of their affiliates have received any written notice from any governmental authority of any violation of any Law applicable to the Property.
(d)    Except for violations cured or remedied on or before the Effective Date and except as listed in Exhibit K attached hereto, as of the Effective Date, Seller has not received any written notice from any governmental authority of any violation of any Law applicable to the Property.
(e)    As of the Effective Date, Seller has provided Buyer with a copy of all permits and licenses in its possession relating to the ownership and operation of the Property. Neither Seller nor Operating Tenant has received written notice of any material violation of any such permit or license that remains uncured.
(f)    The Management Agreement and each of the other Four Seasons Documents are in full force and effect. Seller has delivered to Buyer a true and complete copy of each of the Four Seasons Documents and there are no other agreements relating to such matters, except for the following documents which have expired or terminated by their terms: (i) that certain Funding Agreement by and between Manager and Austin Hotel THC, LLC, a Delaware limited liability company, as predecessor in interest to Seller dated February 15, 2006; and (ii) that certain Letter Agreement by and between Manager and Austin Hotel THC, LLC, a Delaware limited liability company, as predecessor in interest to Seller dated February 15, 2006. No uncured default for which Seller has given or received written notice exists under the Management Agreement or any of the other Four Seasons Documents, and no default under the Management Agreement or any Four Seasons Document exists.
(g)    The UDD is in full force and effect. Seller has not sent or received any written notice of default or failure to fully perform obligations under the UDD. Neither Seller nor any other party is in default under the UDD.
(h)    The Parking Easement is in full force and effect. Seller has not received any written notice that Seller is in default under the Parking Easement or has failed to fully perform its respecting obligations under the Parking Easement. Neither Seller nor any other party is in default under the Parking Easement.
(i)    All sales tax, use tax, hotel accommodation tax or the equivalent and state unemployment compensation contributions or other taxes required of Seller, Operating Tenant or Manager as an employer with respect to the Property, required to be paid or collected by Seller or Manager in the operation of the Property as of the date hereof, and any interest and penalties thereon (collectively referred to as “Taxes”) have been collected and paid to the appropriate governmental authority. Seller shall be responsible for the payment of all such Taxes due and owing through the date preceding the Closing Date.
(j)    Seller has previously provided Buyer with financial statements and operating statements prepared by Seller, its management company or a third party, at the request of Seller or its management company, related to the Property. To Seller's Knowledge, the documents heretofore or hereafter delivered or otherwise made available to Buyer's Representatives prior to Closing (a) include the documents (other than the Protected Information) that are used by Seller in the day-to-day operation and management of the Property, and (b) are the same documents (other than the Protected Information) that are reviewed by Seller's property manager for reporting to Seller in connection with (i) the performance by Seller of its fiduciary obligations to its clients and investors, and (ii) the preparation of financial statements and reports submitted to the clients and investors of Seller. The monthly operating statements for 2015, the yearly operating statement for 2014 and the 2014 financial statements for the Hotel which Seller has delivered to Buyer are copies of the statements that Manager has prepared and delivered pursuant to the Management Agreement, and, to Seller’s Knowledge, such statements are accurate in all material respects.
(k)    Except as disclosed in the Title Commitment and except as listed in Exhibit K attached hereto, as of the Effective Date, Seller has not received any written notice from any governmental agency that any special assessments are pending, noted or levied against the Property, and except as described in Section 8.9, Seller has not filed notices of protest or appeal against, or commenced proceedings to recover, property tax assessments against any of the Property.
(l)    Neither Seller nor Operating Tenant currently employs, or to Seller’s actual knowledge, has ever employed, any employees at the Hotel. There are no collective bargaining agreements applicable to the Hotel. The Hotel has not experienced or been affected by any organizing activities, strike, boycott, slowdown, walkout, work stoppage or lockout within the past two (2) years, and there is no such labor action pending or threatened against or otherwise affecting the Hotel. Neither Seller, Operating Tenant nor Manager, has effectuated a "plant closing" (as defined in the WARN Act or any similar state or local law) or a "mass layoff" (as defined by the WARN Act or any similar state or local law) involving employees working at the Hotel in the three (3) months prior to the Closing Date.
7.3    General Provisions.
7.3.1     Seller's Warranties Deemed Modified. To the extent that Buyer is deemed to know prior to the expiration of the Due Diligence Period that Seller's Warranties are inaccurate, untrue or incorrect in any way, such Seller's Warranties shall be deemed modified to reflect Buyer's deemed knowledge.
7.3.2     Breach of Warranties prior to Closing. If after the expiration of the Due Diligence Period but prior to the Closing, either Buyer or Seller obtains actual knowledge that any of the representations or warranties made herein are untrue, inaccurate or incorrect in any material respect, such party shall give the other party written notice thereof within five (5) Business Days of obtaining such knowledge (but, in any event, prior to the Closing). In the event of any breach of a Seller Warranty, Seller shall have the right to cure such misrepresentation or breach and shall be entitled to a reasonable extension of the Scheduled Closing Date (not to exceed thirty (30) days) for purposes of such cure. The untruth, inaccuracy or incorrectness of Seller's Warranties shall be deemed material for all purposes of this Agreement only if Buyer's aggregate damages resulting from the untruth, inaccuracy or incorrectness of Seller's Warranties are reasonably estimated to exceed $250,000 ("Materiality Threshold"). If any of Seller's Warranties are untrue, inaccurate or incorrect but would not in the aggregate exceed the Materiality Threshold, Buyer shall be deemed to waive such misrepresentation or breach of warranty, and Buyer shall be required to consummate the Transaction without any reduction of or credit against the Purchase Price. If any of Seller’s Warranties are, in the aggregate, in excess of the Materiality Threshold, and Seller fails to cure such misrepresentation or breach pursuant to this Section 7.3.2, then Buyer shall have its rights under Section 9.2.
7.3.3     Survival; Limitation on Seller's Liability. Seller's Warranties shall survive the Closing and not be merged therein for a period of one hundred eighty (180) days and Seller shall only be liable to Buyer hereunder for a breach of a Seller's Warranty with respect to which Seller receives a written notice of a claim from Buyer on or before the one hundred eightieth (180th) day after the Closing Date. Notwithstanding the foregoing, however, if the Closing occurs, Buyer hereby expressly waives, relinquishes and releases any rights or remedies available to it at law, in equity, under this Agreement or otherwise, including any claim against Seller for damages that Buyer may incur, as the result of any of Seller's Warranties being untrue, inaccurate or incorrect if Buyer is deemed to know that any Seller's Warranties were untrue, inaccurate or incorrect at the time of the Closing.
7.3.4     Survival. The provisions of this Section 7.3 shall survive the Closing (and not be merged therein) or any earlier termination of this Agreement.
ARTICLE 8

COVENANTS
8.1    Operation of the Property.
(a)    Bookings. Seller shall, subject to the terms of the Management Agreement, instruct Manager to continue to take all bookings and reservations for room rentals at the Property and for the use of other facilities at the Property for periods subsequent to the Closing Date, provided such bookings and reservations are upon substantially the same terms and rates which Seller would require and charge in the normal and customary operation of the Property.
(b)    Wages and Other Employee Compensation. Seller shall, subject to the terms of the Management Agreement, instruct Manager to pay, the wages, salaries and other benefits of employment (including vacation pay accrued and earned through the Cut‑Off Time), together with any applicable employment and withholding taxes, applicable to the employees of the Property (but not any employees of tenants at the Property) to the extent that the same accrue and vest or are earned as a result of such employees' employment prior to the Cut‑Off Time and shall otherwise comply with the applicable provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended.
(c)    Contracts, Title Instruments and Leases. Without Buyer's prior consent, between the Effective Date and the Closing, Seller shall not (i) extend, renew, replace or otherwise modify any Contract or enter into any new service contract or agreement that would be binding upon Buyer after Closing, or (ii) execute any instrument which affects title to the Property, or (iii) enter into any new Lease or materially modify any Lease (except pursuant to the exercise by a tenant of a renewal, extension or expansion option or other right contained in such tenant's Lease). Seller shall furnish Buyer with a copy of the proposed agreement which shall contain such information reasonably necessary to enable Buyer to make informed decisions with respect to the advisability of the proposed transaction. If Buyer fails to object in writing to any such agreement within three (3) Business Days after receipt thereof, Buyer shall be deemed to have approved the terms of the proposed transaction. Buyer's consent shall not be unreasonably withheld, conditioned or delayed with respect to any such transaction that is proposed on or prior to the expiration of the Due Diligence Period. Buyer, in its sole and absolute discretion, shall be entitled to grant or withhold its consent with respect to any such transaction that is proposed between the expiration of the Due Diligence Period and the Closing. Any notice from Buyer rejecting the proposed transaction shall include a description of the reasons for Buyer's rejection.
(i)    Notwithstanding the foregoing terms of this section, if any Lease requires that the landlord's consent be given under the applicable circumstances (or not be unreasonably withheld, conditioned or delayed), then Buyer shall be held to the same standard of approval.
(ii)    Seller shall have the right, but not the obligation, to enforce the rights and remedies of the landlord under any Lease in a manner consistent with its past practices, including without limitation, to apply all or any portion of any security deposits then held by Seller toward any loss or damage incurred by Seller by reason of any defaults by tenants, and the exercise of any such rights or remedies shall not affect the obligations of Buyer under this Agreement or entitle Buyer to a reduction in, or credit or allowance against, the Purchase Price or give rise to any other claim on the part of Buyer.
8.2    Buyer's Covenants.
8.2.1     Reservations. Buyer shall honor all reservations for the Property, or for any related conference, banquet, or meeting space or any recreational facilities in connection with the Property, that are made by Manager on or prior to the date hereof which pertain to periods on or after the Closing Date, provided that the party that made the reservation complies with its obligations with respect to such reservation. The foregoing obligation shall survive the Closing (and not be merged therein).
8.2.2     Employment Obligations.
(a)    Buyer and Seller acknowledge that employees of the Property are the employees of Manager and not of Seller, and that Buyer and Seller have no right to cause the termination of such employees. In no event shall either Buyer or Seller take any action as to such employees of Manager that would create or cause any liability to the other party. Without limitation on the generality of the foregoing, Buyer covenants to Seller that, from and after the Closing, a sufficient number of the employees of the Property shall be offered continued employment at the Property on substantially the same terms and conditions as their employment prior to the Closing Date and for a sufficient period of time so that the actions of the parties pursuant to this Agreement shall not trigger the application of the United States Worker Adjustment and Retraining Notification Act (the “WARN Act”) or any applicable Law. If Buyer or Manager elects not to retain or rehire such employees, Buyer shall be responsible for all obligations, if any, arising with respect to such terminated employees under, pursuant to, and in accordance with the provisions of the WARN Act and applicable Law. Buyer and Seller expect Manager to retain or rehire a sufficient amount of the existing employees, so that Seller will not be required to give any notices that would otherwise be required under the WARN Act prior to the termination of employees. Buyer shall indemnify, save, defend and hold the Seller Parties harmless for, from and against any and all Liabilities (including reasonable attorneys' fees, expenses and disbursements) under the WARN Act and applicable Law resulting from any termination by Buyer of employees of the Property at any time on or after the Closing Date. Seller shall indemnify, save, defend and hold the Buyer Parties harmless for, from and against any and all Liabilities (including reasonable attorneys' fees, expenses and disbursements) under the WARN Act and applicable Law resulting from any termination by Seller of employees of the Property at any time prior to the Closing Date. The provisions of this Section 8.2.2 shall survive the Closing.
8.3    Maintenance of Property. Except to the extent Seller is relieved of such obligations by Article 10, between the Effective Date and the Closing, Seller shall operate and maintain the Property (including the maintenance of casualty and liability insurance policies) in a manner consistent with Seller's past practices with respect to the Property, subject to Manager’s rights and obligations under the Four Seasons Documents; provided, however, except as may be required under the Four Seasons Documents, Seller shall not be obligated to perform any capital improvements or any deferred maintenance repairs. Buyer hereby agrees that, except for breaches of this Section 8.3, Buyer shall accept the Property subject to, and Seller shall have no obligation to cure, (a) any violations of Laws, or (b) any physical conditions which would give rise to violations of Laws, whether the same now exist or arise prior to Closing, and, except as provided in Section 7.3.2 and Section 9.2, Buyer shall have no right to terminate this Agreement as a result of any condition in (a) or (b) above. Between the Effective Date and the Closing, Seller will advise Buyer of any written notice Seller receives after the Effective Date from any governmental authority of the violation of any Laws regulating the condition or use of the Property.
8.4    Guest Baggage. Any baggage or other property of departed guests held by Seller at the Property shall be inventoried, sealed and tagged jointly by Seller and Buyer promptly after the Closing and may be left at the Property for a period not to exceed ninety (90) days following the Closing Date. After such period, all such baggage or property will be deemed abandoned by Seller and Buyer shall dispose of such baggage in any manner deemed appropriate by Buyer. Seller hereby indemnifies Manager and Buyer against all claims, losses and liabilities in connection with the holding of such baggage or other property for the period prior to and ending on the Closing Date. Buyer hereby indemnifies Seller against all claims, losses and liabilities in connection with the holding of such baggage or other property for the period following the Closing Date and Buyer's disposal of baggage abandoned by Seller. All baggage of guests who are still guests of the Property on the Closing Date which has been checked with or left in the care of Seller shall be inventoried, sealed and tagged jointly by Seller and Buyer promptly after the Closing. Buyer hereby agrees to indemnify Seller against all claims, losses or liabilities with respect to such baggage arising out of the acts or omissions of Buyer after the Closing. The provisions of this section shall survive the Closing (and not be merged therein).
8.5    Safe Deposits. Not earlier than three (3) business days prior to Closing, Seller shall cause Manager to notify guests, tenants, or other persons who have safe deposit boxes, advising them of the sale of the Property to Buyer, and requesting verification or removal of the contents prior to the Closing Date. Seller may, at its option, require such guests or tenants to execute new safe deposit agreements, in a form reasonably acceptable to Buyer and identifying Buyer as the owner of the Property, which shall be effective as of the Cut‑Off Time. The safe deposit boxes of guests or tenants not responding to said notification shall be opened only in the presence of representatives of both Seller and Buyer. The contents of all boxes opened as aforesaid shall be listed at the time such boxes are opened, each such list shall be signed by or on behalf of Seller and Buyer, and Buyer shall not be liable or responsible for any items claimed to have been in said boxes unless such items are included in such list. Seller agrees to indemnify and hold harmless Buyer from and against any liability or responsibility for any items claimed to have been in said boxes but not included on such list, and Buyer agrees to indemnify and hold harmless Seller from and against any liability or responsibility for items claimed to have been in said boxes and included on such list. The provisions of this section shall survive the Closing (and not be merged therein).
8.6    Access to Books and Records. For thirty (30) days following the Closing, Buyer agrees, at Seller's sole cost, to allow Seller and its representatives to access and review the books and records related to the operations of the Hotel, subject to the provisions of the Four Seasons Documents, for periods prior to the Closing Date and Buyer shall provide Seller with a reasonable space at the Hotel for up to two Seller representatives to perform such review and audit. The provisions of this section shall survive the Closing (and not be merged therein).
8.7    Brokers. Seller and Buyer expressly acknowledge that Seller's Broker has acted as the exclusive broker with respect to the Transaction and with respect to this Agreement. Seller shall pay any brokerage commission due to Seller's Broker in accordance with the separate agreement between Seller and Seller's Broker. Seller agrees to hold Buyer harmless and indemnify Buyer from and against any and all Liabilities (including reasonable attorneys' fees, expenses and disbursements) suffered or incurred by Buyer as a result of any claims by Seller's Broker or any other party claiming to have represented Seller as broker in connection with the Transaction. Buyer agrees to hold Seller harmless and indemnify Seller from and against any and all Liabilities (including reasonable attorneys' fees, expenses and disbursements) suffered or incurred by Seller as a result of any claims by any party claiming to have represented Buyer as broker in connection with the Transaction. The provisions of this section shall survive the Closing (and not be merged therein) or the earlier termination of this Agreement.
8.8    Tax Protests; Tax Refunds and Credits. Seller and Buyer expressly acknowledge that Seller is currently contesting the real estate taxes for the 2013 and 2014 tax year (the “Prior Tax Years”). Seller shall have the right to control the progress of and to make all decisions with respect to any contest of the real estate taxes and personal property taxes for the Property due and payable during the tax year in which Closing occurs (the “Closing Tax Year”) and shall continue to control the contest of the Prior Tax Years, provided Seller shall keep Buyer reasonably informed regarding the status of any contest with respect to the taxes attributable to the Closing Tax Year. Buyer shall have the right to control the progress of and to make all decisions with respect to any contest of the real estate taxes and personal property taxes for the Property due and payable during all years subsequent to the Closing Tax Year. To the extent any real estate or personal property tax refunds or credits are received after Closing with respect to the Property and such refunds or credits are attributable to real estate and personal property taxes paid for any tax year prior to the Closing Tax Year, Seller shall be entitled to the entirety of such refunds and credits (except to the extent due to any past or present tenant of the Property). To the extent any such refunds or credits are attributable to real estate and personal property taxes paid during the Closing Tax Year, such amounts shall be prorated between the parties in the manner provided in Section 5.7, less costs incurred in obtaining such refund or credit and any amounts due to any past or present tenants of the Property. The provisions of this section shall survive the Closing (and not be merged therein).
8.9    Publicity. Seller and Buyer each hereby covenant and agree that (a) prior to the Closing neither Seller nor Buyer shall issue any press release or similar public statement with respect to the Transaction or this Agreement (a “Press Release”) without the prior consent of the other, except to the extent required by applicable Law, and (b) after the Closing, any Press Release issued by either Seller or Buyer shall be subject to the review and approval of both parties (which approval shall not be unreasonably withheld, conditioned or delayed and such response shall be provided within two (2) Business Days after submission of a draft of the Press Release to the other party for review), except to the extent required by applicable Law. If either Seller or Buyer is required by applicable Law to issue a Press Release, such party shall, at least two (2) Business Days prior to the issuance of the same, deliver a copy of the proposed Press Release to the other party for its review. The provisions of this section shall survive the Closing (and not be merged therein) or the earlier termination of this Agreement.
8.10    Confidentiality.
(a)    Buyer shall hold, and shall cause the other Buyer's Representatives and any prospective investors in Buyer to hold in strict confidence and not disclose to any other person without the prior written consent of Seller: (i) the terms of the Agreement, (ii) unless and until the Closing occurs, any of the information in respect of the Property delivered or made available to any Buyer's Representatives, and (iii) the identity of any direct or indirect owner of any beneficial interest in Seller. In the event the Closing does not occur or this Agreement is terminated, Buyer shall promptly delete, destroy or return to Seller all copies of documents containing any of such information without retaining any copy thereof or extract therefrom. Notwithstanding the foregoing, Buyer may disclose such information (A) on a need‑to‑know basis to its employees, agents, consultants, and members of professional firms serving it or potential lenders or investors, or (B) as any governmental agency may require in order to comply with applicable Laws or a court order, or (C) to the extent that such information is a matter of public record. Buyer hereby agrees to indemnify, defend, and hold each of the Seller Parties free and harmless from and against any and all Liabilities (including reasonable attorneys' fees, expenses and disbursements) arising out of or resulting from the breach of the terms of this section.
(b)    Seller shall hold, and shall cause its representatives and prospective investors to hold in strict confidence and not disclose to any other person without the prior written consent of Seller: (i) the terms of the Agreement and (ii) the identity of any direct or indirect owner of any beneficial interest in Buyer. Notwithstanding the foregoing, Seller may disclose such information (A) on a need‑to‑know basis to its employees, agents, consultants, and members of professional firms serving it or potential lenders or investors, or (B) as any governmental agency may require in order to comply with applicable Laws or a court order, or (C) to the extent that such information is a matter of public record. Seller hereby agrees to indemnify, defend, and hold each of the Buyer Parties free and harmless from and against any and all Liabilities (including reasonable attorneys' fees, expenses and disbursements) arising out of or resulting from the breach of the terms of this section.
(c)    The provisions of this section shall survive the Closing (and not be merged therein) or earlier termination of this Agreement.
8.11    Delivery of Information Regarding Compliance. No later than ten (10) Business Days after the Effective Date, Buyer agrees to provide documentation reasonably necessary or desirable for Seller to verify that the representations and warranties made in Section 7.1.3 are true, accurate and complete, which documentation shall include, without limitation, information regarding the ownership of Buyer and a list of any person or entity that directly or indirectly owns more than a 25% interest in Buyer. In addition, if after review of such information Seller determines that it needs additional information regarding the owners of Buyer, Buyer agrees to provide Seller with the Social Security number, FEIN number, or a copy of the passport, as applicable, for each such person or entity or such other information that Seller requires in lieu thereof. Notwithstanding any provision in this Agreement to the contrary, Seller may disclose such information, without notice to Buyer, to any government agency or regulators in connection with any regulatory examination or if Seller reasonably believes that such disclosure is required by Law or its regulatory compliance policies.
8.12    Estoppels. Seller shall obtain and deliver at Closing estoppel certificates in the forms reasonably requested by Buyer from the other parties to (i) the Four Seasons Documents, (ii) the Condominium Management Agreement, (iii) the Parking Agreement and (iv) the UDD. Receipt of each of the foregoing executed estoppels shall be a condition precedent to Buyer's obligation to close; provided, however, that (a) such condition shall be deemed satisfied as to any estoppel received that contains only the items required by the applicable document or agreement and (b) in the event that any one or more estoppels is not received on or prior to Closing, Seller shall have one-time right to extend the Closing Date for a period of up to thirty (30) days in order to obtain such estoppels. Notwithstanding the foregoing, Buyer agrees that Seller’s inability to obtain any one or more of the foregoing estoppels shall in no event be a default by Seller hereunder and Buyer’s sole remedy in such event shall be to terminate this Agreement and receive a refund of the Deposit.
ARTICLE 9

DEFAULTS
9.1    Seller's Remedies for Buyer Defaults. If, (i) on the Scheduled Closing Date Buyer fails to deliver the balance of the Purchase Price in accordance with Sections 2.3 and 6.1, and fails to cure the same within two (2) Business Days after the Scheduled Closing Date, or (ii) on or before the Scheduled Closing Date Buyer is in default of any of its other material obligations hereunder or any of Buyer's representations or warranties are, in the aggregate, untrue, inaccurate or incorrect in any material respect, and any such circumstance described in this clause (ii) continues for five (5) Business Days after written notice (which written notice shall detail such default or breach), then Seller shall have the right to elect as its sole and exclusive remedy, to (a) terminate this Agreement by written notice to Buyer, promptly after which the Deposit shall be paid to Seller as liquidated damages and, thereafter, the parties shall have no further rights or obligations hereunder except for obligations which expressly survive the termination of this Agreement, or (b) waive the default or breach and proceed to close the Transaction. Seller and Buyer have discussed the possible consequences to Seller in the event that the Closing does not occur by reason of any of the events described in this section. The parties agree that it would be impractical or extremely difficult to determine the actual damages to Seller in such event and that a reasonable estimate of such damages is an amount equal to the Deposit.
9.2    Buyer's Remedies for Seller Defaults. If, on or before the Scheduled Closing Date, Seller is in default of any of its material obligations hereunder, or any of Seller's Warranties are, in the aggregate, untrue, inaccurate or incorrect in any material respect, and any such circumstance described in this sentence continues for five (5) Business Days after written notice (which written notice shall detail such default or breach), then Buyer shall have the right to elect, as its sole and exclusive remedy, to (a) terminate this Agreement by written notice to Seller, promptly after which the Deposit shall be returned to Buyer and, thereafter, the parties shall have no further rights or obligations hereunder except for obligations which expressly survive the termination of this Agreement, or (b) waive the default or breach and proceed to close the Transaction, or (c) seek specific performance of this Agreement by Seller. As a condition precedent to Buyer exercising any right it may have to bring an action for specific performance hereunder, Buyer must commence such an action within ninety (90) days after the occurrence of Seller's default. Buyer agrees that its failure to timely commence such an action for specific performance within such ninety (90) day period shall be deemed a waiver by it of its right to commence an action for specific performance as well as a waiver by it of any right it may have to file or record a notice of lis pendens or notice of pendency of action or similar notice against any portion of the Property.
9.3    Indemnity Obligations. Notwithstanding any provision in this Agreement to the contrary, in no event shall the provisions of this Article 9 limit the rights of either party against the other party due to the other party's obligation to indemnify such party in accordance with this Agreement or the damages recoverable pursuant to such indemnification obligations. This section shall survive the Closing (and not be merged therein) or the earlier termination of this Agreement.
ARTICLE 10

CASUALTY/CONDEMNATION
10.1    Right to Terminate. If, after the Effective Date, (a) any portion of the Property is taken by condemnation or eminent domain (or is the subject of a pending taking), or (b) any portion of the Property is damaged or destroyed (excluding routine wear and tear and damage caused by any Buyer's Representative), Seller shall notify Buyer in writing of such fact promptly after obtaining knowledge thereof. If the Property is the subject of a Major Casualty/Condemnation (as hereinafter defined) that occurs after the Effective Date, Buyer shall have the right to terminate this Agreement by giving written notice to Seller no later than ten (10) Business Days after the giving of Seller's notice, and the Scheduled Closing Date shall be extended, if necessary, to provide sufficient time for Buyer to make such election. The failure by Buyer to terminate this Agreement within such ten (10) Business Day period shall be deemed an election not to terminate this Agreement. If this Agreement is terminated pursuant to this section, the Deposit shall be returned to Buyer and, thereafter, the parties shall have no further rights or obligations hereunder except for obligations which expressly survive the termination of this Agreement. For the purposes of this Agreement, “Major Casualty/Condemnation” shall mean any casualty, condemnation proceedings, or eminent domain proceedings if (i) the portion of the Property that is the subject of such casualty or such condemnation or eminent domain proceedings has a value in excess of Ten Million Dollars ($10,000,000), as mutually determined by Seller and Buyer, or (ii) any casualty is an uninsured casualty and Seller, in its sole and absolute discretion, does not elect to cause the damage to be repaired or restored or give Buyer a credit at Closing for such repair or restoration.
10.2    Allocation of Proceeds and Awards. If a condemnation or casualty occurs after the Effective Date and this Agreement is not terminated as permitted pursuant to the terms of Section 10.1, then this Agreement shall remain in full force and effect, Buyer shall acquire the remainder of the Property upon the terms set forth herein. Any awards or proceeds from the condemning authority or Seller's insurance company, as the case may be (the “Casualty/Condemnation Proceeds”) shall, subject to the Manager’s rights under the Four Seasons Documents, be allocated between Buyer and Seller as follows: (a) Seller shall be entitled to be reimbursed from the Casualty/Condemnation Proceeds for (i) all costs, expenses and fees, including reasonable attorneys' fees, expenses and disbursements, incurred by Seller in connection with negotiating the settlement of such award or proceeds, (ii) proceeds of any rental loss, business interruption or similar insurance, or other compensation or loss of use, that are allocable to the period prior to the Closing Date, and (iii) the reasonable and actual costs incurred by Seller in physically stabilizing the Property following a casualty; and (b) Buyer shall be entitled to (i) the balance of the Casualty/Condemnation Proceeds, and (ii) a credit from Seller equal to Seller's deductible with respect to a casualty, if the same is an insured casualty.
10.3    Insurance. Subject to the Manager’s rights under the Four Seasons Documents, Seller shall maintain the property insurance coverage currently in effect for the Property, or comparable coverage, through the Closing Date.
10.4    Waiver. The provisions of this Article 10 supersede the provisions of any applicable Laws with respect to the subject matter of this Article 10.
ARTICLE 11

MISCELLANEOUS
11.1    Buyer's Assignment.
(a)    Buyer shall not assign this Agreement or its rights hereunder without the prior written consent of Seller, which consent Seller may grant or withhold in its sole and absolute discretion, and any such attempted assignment shall be null and void ab initio. Any transfer, directly or indirectly, of any stock, partnership interest or other ownership interest in Buyer shall constitute an assignment of this Agreement; provided, however, the foregoing shall not be construed to prohibit the transfer of stock in a publicly traded company. Notwithstanding the foregoing terms of this paragraph (a), Buyer shall have the right to assign this Agreement to an entity owned and controlled by Buyer, without Seller's prior consent, provided that such assignment complies with the terms of paragraph (b) of this section.
(b)    In the event Buyer intends to assign its rights hereunder, Buyer shall send Seller written notice of its request at least five (5) Business Days prior to the Scheduled Closing Date, which notice shall include the legal name and structure of the proposed assignee and Buyer shall provide Seller any other information that Seller may reasonably request with respect to the proposed assignee. Notwithstanding any provision in this Agreement to the contrary:
(i)    Any permitted assignment by Buyer shall not relieve Buyer of any of its obligations and liabilities hereunder, nor shall any such assignment alter, impair or relieve such assignee from the waivers, acknowledgements and agreements of Buyer set forth herein, including those set forth in Section 4.2, Article 7 and Article 8, all of which will be binding upon any assignee of Buyer.
(ii)    No transfer by Buyer of any interest in this Agreement and no transfers of direct or indirect interests in Buyer shall be permitted if the same would cause the representations and warranties made in Section 7.1 to be untrue, inaccurate or incomplete and Buyer covenants to cooperate with Seller's requests to provide the information required by Section 8.11 and other documentation reasonably necessary or desirable for Seller to verify that such representations and warranties are true, accurate and complete at all times prior to Closing. If Buyer fails to provide the requested documentation to Seller at least five (5) Business Days prior to the Scheduled Closing Date, then Seller shall have the right, at its election, to postpone the Scheduled Closing Date for a reasonable period until such verification has been made.
11.2    Survival/Merger. Except for the provisions of this Agreement which are explicitly stated to survive the Closing, (a) none of the terms of this Agreement shall survive the Closing, and (b) the delivery of the Purchase Price, the Deed and the other Closing Documents and the acceptance thereof shall effect a merger, and be deemed the full performance and discharge of every obligation on the part of Buyer and Seller to be performed hereunder.
11.3    Integration; Waiver. This Agreement embodies and constitutes the entire understanding between the parties with respect to the Transaction and all prior agreements, understandings, representations and statements, oral or written, are merged into this Agreement. Neither this Agreement nor any provision hereof may be waived, modified, amended, discharged or terminated except by an instrument signed by the party against whom the enforcement of such waiver, modification, amendment, discharge or termination is sought, and then only to the extent set forth in such instrument. No waiver by either party hereto of any failure or refusal by the other party to comply with its obligations hereunder shall be deemed a waiver of any other or subsequent failure or refusal to so comply.
11.4    Governing Law. This Agreement shall be governed by, and construed in accordance with, the law of the State in which the Real Property is located.

11.5    Captions Not Binding; Exhibits. The captions in this Agreement are inserted for reference only and in no way limit the scope or intent of this Agreement or of any of the provisions hereof. All Exhibits attached hereto shall be incorporated by reference as if set out herein in full.
11.6    Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.
11.7    Severability. If any term or provision of this Agreement or the application thereof to any persons or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Agreement or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby, and each term and provision of this Agreement shall be valid and enforced to the fullest extent permitted by law.
11.8    Notices. Any notices or other communications under this Agreement must be in writing, and shall be deemed duly given or made at the time and on the date when received by e‑mail transmittal of pdf files or similar electronic means or when personally delivered as shown on a receipt therefor (which shall include delivery by a nationally recognized overnight delivery service) to the address for each party set forth below. Any party, by written notice to the other in the manner herein provided, may designate an address different from that set forth below.

IF TO BUYER:

c/o Strategic Hotels & Resorts
200 West Madison Street, Suite 1700
Chicago, Illinois 60606
Attention: Mr. Eric Hassberger, Mr. Jon Stanner and Ms. Paula Maggio, Esq.
Telephone #: (312) 658-5000
E‑Mail Address: ehassberger@strategichotels.com; jstanner@strategichotels.com; pmaggio@strategichotels.com

COPY TO: Dentons US LLP 2398 East Camelback Road, Suite 850 Phoenix, Arizona 85016 Attention: Meghan Cocci, Esq. Telephone #: (602) 508-3903 E‑Mail Address: meghan.cocci@dentons.com

IF TO SELLER:

PR LCP Austin Hotel TH LLC.
c/o Prudential Real Estate Investors
Two Prudential Plaza
180 North Stetson Street
Suite 3275
Chicago, Illinois 60601
Attention: Collete English Dixon
Telephone #: (312) 861-4440
E-Mail Address: collete.english-dixon@prudential.com

COPY TO: Prudential Real Estate Investors 7 Giralda Farms Madison, New Jersey 07940 Attention: Frances Felice, Esq. Telephone #: (973) 683-1714 E‑Mail Address: frances.felice@prudential.com
COPY TO:

Prudential Real Estate Investors
4 Embarcadero Center, Suite 2700
San Francisco, CA 94111
Attention: Jennifer Karol Freedman
Telephone #: (415) 486-3819
E‑Mail Address: Jennifer.Freedman@prudential.com

COPY TO:

Lodging Capital Partners, LLC
350 W. Hubbard
Suite 250
Chicago, IL 60654
Attention: Steve Kisielica
Telephone #: (312) 229-1604
E‑Mail Address: skisielica@lodgingcapital.com

COPY TO:

Lodging Capital Partners, LLC
350 W. Hubbard
Suite 250
Chicago, Illinois  60654
Attention: Bradley Falk
Telephone #: (312) 229-1602
E‑Mail Address: bfalk@lodgingcapital.com

COPY TO: Mayer Brown LLP 71 South Wacker Drive Chicago, Illinois 60606 Attention: Paul E. Meyer Telephone #: (312) 701-7182 E-Mail Address: pmeyer@mayerbrown.com
11.9    Counterparts; Electronic Signatures. This Agreement may be executed in counterparts, each of which shall be an original and all of which counterparts taken together shall constitute one and the same agreement. Signatures to this Agreement transmitted by electronic means shall be valid and effective to bind the party so signing. Each party agrees to promptly deliver an execution original to this Agreement with its actual signature to the other party, but a failure to do so shall not affect the enforceability of this Agreement.
11.10    No Recordation. Seller and Buyer each agrees that neither this Agreement nor any memorandum or notice hereof shall be recorded and Buyer agrees (a) not to file any notice of pendency or other instrument against the Property or any portion thereof in connection herewith, and (b) to indemnify Seller against all Liabilities (including reasonable attorneys' fees, expenses and disbursements) incurred by Seller by reason of the filing by Buyer of such notice of pendency or other instrument. Notwithstanding the foregoing, if the same is permitted pursuant to applicable Laws, Buyer shall be entitled to record a notice of lis pendens if Buyer is entitled to seek (and is actually seeking) specific performance of this Agreement by Seller in accordance with the terms of Section 9.2.
11.11    Additional Agreements; Further Assurances. Each of the parties hereto shall execute and deliver such documents as the other party shall reasonably request in order to consummate and make effective the Transaction; provided, however, the execution and delivery of such documents shall not result in any additional liability or cost to the executing party.
11.12    Construction. The parties acknowledge that each party and its counsel have reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement, any modification hereof or any of the Closing Documents.
11.13    Time of Essence. Time is of the essence with respect to the Closing and all of the provisions of this Agreement.
11.14    JURISDICTION. WITH RESPECT TO ANY SUIT, ACTION OR PROCEEDINGS RELATING TO THE TRANSACTION, THIS AGREEMENT, THE PROPERTY OR THE RELATIONSHIP OF BUYER AND SELLER HEREUNDER (“PROCEEDINGS”) EACH PARTY IRREVOCABLY (a) SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE COUNTY OF NEW CASTLE, STATE OF DELAWARE AND THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF DELAWARE, AND (b) WAIVES ANY OBJECTION WHICH IT MAY HAVE AT ANY TIME TO THE LAYING OF VENUE OF ANY

PROCEEDINGS BROUGHT IN ANY SUCH COURT, WAIVES ANY CLAIM THAT SUCH PROCEEDINGS HAVE BEEN BROUGHT IN AN INCONVENIENT FORUM AND FURTHER WAIVES THE RIGHT TO OBJECT, WITH RESPECT TO SUCH PROCEEDINGS, THAT SUCH COURT DOES NOT HAVE JURISDICTION OVER SUCH PARTY. THE PROVISIONS OF THIS SECTION SHALL SURVIVE THE CLOSING (AND NOT BE MERGED THEREIN) OR ANY EARLIER TERMINATION OF THIS AGREEMENT.
11.15    WAIVER OF JURY TRIAL. EACH PARTY HEREBY WAIVES TRIAL BY JURY IN ANY PROCEEDINGS BROUGHT BY THE OTHER PARTY IN CONNECTION WITH ANY MATTER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THE TRANSACTION, THIS AGREEMENT, THE PROPERTY OR THE RELATIONSHIP OF BUYER AND SELLER HEREUNDER. THE PROVISIONS OF THIS SECTION SHALL SURVIVE THE CLOSING (AND NOT BE MERGED THEREIN) OR ANY EARLIER TERMINATION OF THIS AGREEMENT.
11.16    RELEASES. WITH RESPECT TO ANY RELEASE SET FORTH IN THIS AGREEMENT RELATING TO UNKNOWN AND UNSUSPECTED CLAIMS, THE PARTIES HERETO HEREBY ACKNOWLEDGE THAT SUCH WAIVER AND RELEASE IS MADE WITH THE ADVICE OF COUNSEL AND WITH FULL KNOWLEDGE AND UNDERSTANDING OF THE CONSEQUENCES AND EFFECTS OF SUCH RELEASE.
11.17    1031 Exchange. Seller acknowledges that Buyer may desire to effect a tax‑deferred like‑kind exchange with respect to its purchase of the Property pursuant to Section 1031 of the Internal Revenue Code and any similar provisions of State or local Law (an “Exchange”). Subject to the terms and provisions of this section, Seller shall reasonably cooperate with Buyer in effecting any Exchange; provided, however, in no event shall Seller be required to incur any delays, expenses or risk of ownership, title or conveyance in connection with such cooperation. Any Exchange will be structured by Buyer at its sole cost and expense such that Seller will have no obligation to acquire or enter into the chain of title to any property other than the Property. Seller shall not be responsible for compliance with or be deemed to have warranted to Buyer that any Exchange in fact complies with Section 1031 of the Internal Revenue Code. Seller shall have the right to review and approve any documents to be executed by Seller in connection with any Exchange; provided, however, such approval shall not be unreasonably withheld, conditioned or delayed. Seller shall have no obligation to execute any documents or to undertake any action by which Seller would or might incur any liability or obligation not otherwise provided for in the other provisions of this Agreement. Neither the conveyance of title to the Property to Buyer's designated intermediary, or qualified exchange accommodation title holder (if applicable), nor the Exchange shall modify the representations, warranties and covenants of Buyer or Seller under this Agreement or the survival thereof pursuant to this Agreement in any respect, nor shall any such conveyance or Exchange result in a release of Buyer with respect to such representations, warranties and/or covenants. At Buyer's request, the Deed and the other Closing Documents shall be executed by and run in favor of Buyer's designated intermediary or qualified exchange accommodation title holder; provided, however, Buyer shall remain obligated to Seller for any obligation to Seller under such Closing Documents. The Scheduled Closing Date shall not be extended as a result of any Exchange. Buyer hereby agrees to indemnify and hold Seller harmless from and against any and all Liabilities arising from any Exchange (other than what would have been applicable under this Agreement without such Exchange), which indemnification agreement shall expressly survive the Closing and not be merged therein. Buyer further acknowledges that any Exchange is at the request and initiation of Buyer and that Buyer is relying solely upon the advice and counsel of professionals of the Buyer's choice in structuring, executing and consummating any Exchange.
[Remainder of page intentionally blank]
IN WITNESS WHEREOF, each party hereto has caused this Agreement to be duly executed to be effective as of the day and year first above written.

SELLER:

PR LCP AUSTIN HOTEL TH LLC,
a Delaware limited liability company

By: PR LCP Austin Hotel Mezz LLC, a Delaware limited liability company, its sole member

By: PR LCP Austin Hotel JV LLC, a Delaware limited liability company, its sole member

By: PR Austin Hotel LLC, a Delaware limited liability company, its Managing Member

By: PRISA LHC, LLC, a Delaware limited liability company, its sole member

By: /s/ Collete English Dixon
Collete English Dixon
Vice President

BUYER: SHR AUSTIN, LLC, a Delaware limited liability company By: /s/ Eric D. Hassberger Eric D. Hassberger Senior Vice President, Asset Management & Acquisitions

JOINDER

The undersigned hereby joins in the execution of this Agreement, and agrees that it is jointly and severally liable, as a principal and not as a surety, for Seller’s obligations under this Agreement. Notwithstanding the foregoing, (i) the undersigned shall be included within the defined term of “Seller Parties” for purposes of this Agreement and the Closing Documents, and (ii) to the extent that Seller’s liability is limited pursuant to Section 4.3 or any other provision of this Agreement or the Closing Documents, the same limitations shall be applicable to the aggregate liability of Seller and the undersigned.
        OPERATING TENANT
PLCP AUSTIN HOTEL LEASECO, LLC,
a Delaware limited liability company

By:	PR LCP Austin Hotel Operator JV LLC,
a Delaware limited liability company, its sole member

By:	PR Austin Hotel TRS, LLC, a Delaware limited liability company, its Managing Member

By:	PRISA LHC Master TRS, LLC, a Delaware limited liability company

By:	PRISA LHC, LLC, a Delaware limited liability company, its sole member

By: /s/ Collete English Dixon
Collete English Dixon
Vice President

AGREEMENT OF ESCROW AGENT
The undersigned has executed this Agreement solely to confirm its agreement to hold the Escrow Deposits in escrow in accordance with the provisions and otherwise comply with the provisions of Exhibit C to this Agreement.
In witness whereof, the undersigned has executed this Agreement as of May 1, 2015.

HERITAGE TITLE COMPANY OF AUSTIN, INC. By: /s/ Deedee King Deedee King Vice President

EXHIBIT A

LEGAL DESCRIPTION

TRACT 1: Being 2.185 acres, out of the Samuel Goocher Survey No. 329, situated in the City of Austin, Travis County, Texas, being a portion of Lot 2, SAN JACINTO CENTER, a subdivision in Travis County, Texas, according to the map or plat thereof, recorded in Volume 89, Page 21 of the Plat Records of Travis County, Texas, and being more particularly described by metes and bounds as follows:
BEGINNING, at a PK nail found on the curving westerly right-of-way line of the cul-de-sac at the southerly terminus of Trinity Street (80’ R.O.W.), being the southeasterly corner of Lot 4 of the Replat of Lot 4, San Jacinto Center Subdivision, a subdivision of record in Document No. 200100082 of the Official Public Records of Travis County, Texas, for the northeasterly corner of said Lot 2 and hereof, from which an “X” cut in concrete found at a point of curvature on said westerly right-of-way line of Trinity Street, being the easterly line of said Lot 2, bears along a curve to the right having a radius of 50.00 feet, a central angle of 16°01'34”, an arc length of 13.99 feet and a chord which bears N45°29'29”E a distance of 13.94 feet;
THENCE, along the easterly line of said Lot 2 and the curving westerly right-of-way line of the Trinity Street cul-de-sac, for a portion of the easterly line hereof, the following four (4) courses and distances:

1)
Along a curve to the left having a radius of 50.00 feet, a central angle of 57°44'04”, an arc length of 50.38 feet and a chord which bears S08°36'40”W a distance of 48.28 feet to an “X” cut in concrete found for the end of said curve;

2)	S16°23'13”W, a distance of 10.03 feet to an “X” cut in concrete found for an angle point;

3)	S73°19'18”E, a distance of 10.01 feet to a 1/2-inch iron rod found for the point of curvature of a non-tangent curve to the left;

4)
Along said curve having a radius of 50.00 feet, a central angle of 36°45'53”, an arc length of 32.08 feet and a chord which bears S54°58'22”E a distance of 31.54 feet to a MAG nail with “McGray McGray” washer found at the northwesterly corner of that certain 0.1494 acre City of Austin tract of record in Document No. 2010090577 of said Official Public Records, for the end of said curve and easternmost northeasterly corner hereof, from which a 1/2-inch iron rod found at a point of curvature on the easterly right-of-way line of said Trinity Street, being a point of curvature on the easterly line of said Lot 2, bears along a curve to the left having a radius of 50.00 feet, a central angle of 37°00'09”, an arc length of 32.29 feet and a chord which bears N88°08'37”E a distance of 31.73 feet;

THENCE, leaving the said Trinity Street cul-de-sac, over and across said Lot 2, along the westerly lines of said 0.1494 acre tract, for a portion of the easterly line hereof, the following three (3) courses and distances:

1)	S16°37'24”W, a distance of 125.40 feet to a MAG nail with “McGray McGray” washer found at the point of curvature of a non-tangent curve to the left;

2)
Along said curve having a radius of 162.02 feet, a central angle of 18°31'40”, an arc length of 52.39 feet and a chord which bears S07°23'17”W a distance of 52.17 feet to a 1/2-inch iron rod with cap stamped “McGray McGray” for the end of said curve;

3)
S02°55'36”E, a distance of 7.74 feet to a 1/2-inch iron rod with cap stamped “McGray McGray” found on the southeasterly line of said Lot 2, being the southwesterly corner of said 0.1494 acre tract, same being on the northerly line of that certain 8.741 acre City of Austin Tract, and the southerly line of said Lot 2, for the southeasterly corner hereof;

THENCE, leaving the southwesterly corner of said 0.1494 acre tract, along the southerly line of said Lot 2 and hereof, being the northerly line of said 8.741 acre tract, the following six (6) courses and distances:

1)	S41°26'42”W, a distance of 4.63 feet to a 1/2-inch iron rod with “Clark Geogram” cap found for an angle point;

2)	N76°20'13”W, a distance of 59.52 feet to a 3/4-inch iron rod found for an angle point;

3)	N61°07'36”W, a distance of 59.66 feet to a 1-inch iron pipe found for an angle point;

4)	N53°30'00”W, a distance of 305.14 feet to a 1/2-inch iron rod found for an angle point;

5)	N16°35'00”E, a distance of 84.33 feet to an “X” cut in concrete found for an angle point;

6)
N73°27'09”W, a distance of 107.36 feet to a PK nail found at an angle point in the southerly line of Lot 1 of said San Jacinto Center Subdivision, for the southwesterly corner of said Lot 2 and hereof, from which an “X” cut in concrete found at the southeasterly corner of Lot 3 of said San Jacinto Center Subdivision, being an angle point in the southerly line of said Lot 1, bears N73°27’09”W, a distance of 40.96 feet;

THENCE, N16°29'16”E, leaving the northerly line said 8.741 acre tract, along the southerly line of said Lot 1, being the westerly line of said Lot 2 and hereof, a distance of 67.38 feet to an “X” cut in concrete found for the northwesterly corner hereof;
THENCE, continuing along the southerly line of said Lot 1, being the southerly line of said Lot 4, generally along the face of a building for the northerly line of said Lot 2 and hereof, the following fifteen (15) courses and distances:
1)    S73°28'15”E, a distance of 116.20 feet to a calculated point for an angle point;
2)    N16°31'45”E, a distance of 9.55 feet to a calculated point for an angle point;
3)    S73°28'15”E, a distance of 9.13 feet to a calculated point for an angle point;
4)    N16°31'45”E, a distance of 53.96 feet to a calculated point for an angle point;
5)    S73°28'15”E, a distance of 44.25 feet to a calculated point for an angle point;
6)    S16°31'45”W, a distance of 53.96 feet to a calculated point for an angle point;
7)    S73°28'15”E, a distance of 9.13 feet to a calculated point for an angle point;
8)    S16°31'45”W, a distance of 9.55 feet to a calculated point for an angle point;
9)    S73°28'15”E, a distance of 165.51 feet to a calculated point for an angle point;

10)    N16°37'03”E, a distance of 29.10 feet to a calculated point for an angle point;
11)    S73°20'03”E, a distance of 33.73 feet to a calculated point for an angle point;
12)    S16°39'57”W, a distance of 24.53 feet to a calculated point for an angle point;
13)    S73°26'14”E, a distance of 35.09 feet to a calculated point for an angle point;
14)    S16°36'38”W, a distance of 13.88 feet to a calculated point for an angle point;
15)    S73°24'53”E, a distance of 43.54 feet to the POINT OF BEGINNING,

containing an area of 2.185 acres (95,173 square feet) of land, more or less, within these metes and bounds.

TRACT 2: Easement Estate for the benefit of Tract 1, created and described by that certain Amended and Restated Unified Development Declaration, recorded in Volume 11530, Page 463 of the Real Property Records of Travis County, Texas; amended by that certain Correction First Amendment to Amended and Restated Unified Development Declaration recorded in Volume 11767, Page 14 of the Real Property Records of Travis County, Texas; and that certain Second Amendment to Amended and Restated Unified Development Declaration recorded in Volume 13060, Page 1443 of the Real Property Records of Travis County, Texas; and that certain Third Amendment to Amended and Restated Unified Development Declaration recorded under Document No. 2010090576 of the Official Public Records of Travis County, Texas; and further affected by Assumption Agreements recorded in Volume 12316, Page 1285, Volume 12595, Page 1829, Volume 12594, Page 1456, and Volume 12838, Page 278, all of the Real Property Records, and by Confirmation of Sanitary Sewer Line Easement recorded under Document No. 2009162232 of the Official Public Records; all of Travis County, Texas; upon and across portions of Lots 1 and 3, SAN JACINTO CENTER, a subdivision in Travis County Texas, according to the map or plat thereof, recorded in Volume 89, Page 21 of the Plat Records of Travis County, Texas, and portions of Lot 4, REPLAT OF LOT FOUR OF SAN JACINTO CENTER, a subdivision in Travis County Texas, according to the map or plat thereof, recorded under Document No. 200100082 of the Official Public Records of Travis County, Texas.

TRACT 3: Easement Estate for parking for the benefit of Tract 1, created and described by that certain Parking Easement Agreement, recorded under Document No. 2006110144, amended by First Amendment to Parking Easement Agreement recorded under Document No. 2008082369, both of the Official Public Records of Travis County, Texas, upon and across portions of Lot 4, REPLAT OF LOT FOUR OF SAN JACINTO CENTER, a subdivision in Travis County Texas, according to the map or plat thereof, recorded under Document No. 200100082 of the Official Public Records of Travis County, Texas.

EXHIBIT B

LIST OF CONTRACTS

Contract	Service
ASCAP	Music license fee
Beckwith	Annual Fire Alarm Inspection, Fire System Maintenance
Book for time	Spa management/reservation software support
Broadcast Music Inc (BMI)	Music License fee
Carrier Corp	AC System
Chemsearch*	Grease drain maintenance
Cogent Communications	Internet Connection for admin network / Local PRI T1 Lines
Corporate Building Services	Night Cleaners for Hotel, Kitchen
CSI	Virtual Credit Card Payments
Ecolab Pest Elimination	Pest Control
Elegant Limousine	Limousine Service
Fulbright & Jaworski*	Legal retainer
Iron Mountain	Recycling containers and pickup
Key Warden Systems*	Key Watch Software and hardware maintenance
Marathon Fitness*	Spa Equipment Maintenance
Nalco	Boilers/Cooling Tower/Chiller treatment
Otis Elevators	Elevator Service Maintenance
PCM Technologies	Music Service
Plant Interscapes	Interior Plant Maintenance
PSAV	AV Services / Rev
Safesite	Offsite storage

Seminole Energy	Gas Delivery
Service Now	IT Helpdesk Software Maintenance
SESAC	Music Performing Rights
Steritech	F&B safety and sanitation service
Texas Disposal Systems*	Waste removal (annualized estimate)
Time Warner	Internet Connection for admin network / Local PRI T1 Lines
Verizon*	Hotel cell phones and blackberries

* Indicates contracts that were not provided by Seller to Buyer. Further note that contracts to which Manager only is a party have not been listed.

Exhibit B – List of Contracts (Continued)

Month-to-Month Agreements (Copies not provided by Seller)	Service
3E Online Gold	MSDS Online
AT&T	Long distance, T1 Line (0+ Service Agreement)
Austin Energy	Electricity Delivery
Capital City Humitech	Monthly Control Panel Check
Flower Studio	Lobby Flowers, Holiday Decorations
Hertz Car Rental	Concession Agreement
HRS Window Cleaning LLC	Window Cleaning
Landscape Resources	Plants/Landscape
Liquid Environmental	Grease Trap pumping service
Red Oxygen	SMS message from PMS system

Oral Agreements                            Service

BBA Management	Music Performer
Brett Cline	Music Performer
Murphy's InLaws	Music Performer
Bob Cheevers	Music Performer
Steven Doster	Music Performer
Reuel Meditz	Music Performer
Possum Posse	Music Performer
Jeff Sanders	Music Performer
Barbara Purcell	Spa – Personal Trainer
Cody Butler	Spa – Personal Trainer
Vallerie Allen	Spa – Consignment Sales
Lauren Kate Jewelry	Spa – Consignment Sales

EXHIBIT C

ESCROW PROVISIONS
The Deposit and any other sums (including, without limitation, any interest earned thereon) which the parties agree shall be held in escrow (herein collectively called the “Escrow Deposits”), shall be held by the Escrow Agent, in trust, and disposed of only in accordance with the following provisions:
1.The Escrow Agent shall invest the Escrow Deposits in government insured interest‑bearing instruments reasonably satisfactory to both Buyer and Seller and shall promptly provide Buyer and Seller with confirmation of the investments made. Because Escrow Agent is not itself a bank, it may commingle the Escrow Deposits with other escrow deposits in a trust account in order to facilitate placing the Escrow Deposits in a segregated interest bearing account and to disburse the Escrow Deposits once they have been removed from said segregated interest bearing account in accordance with the terms of this Agreement, but shall not otherwise commingle the Escrow Deposits with any funds of the Escrow Agent or others.
2.    Notwithstanding any provision herein to the contrary, if Buyer terminates this Agreement at any time during the Due Diligence Period, Escrow Agent shall deliver the Escrow Deposits to Buyer upon the unilateral direction of Buyer, without the consent of Seller, provided that Escrow Agent shall notify Seller in the event of such disbursement.
3.    After the expiration of the Due Diligence Period, if for any reason the Closing does not occur and either party makes a written demand upon the Escrow Agent for payment of the Escrow Deposits, the Escrow Agent shall give written notice to the other party of such demand. If the Escrow Agent does not receive a written objection from the other party to the proposed payment within ten (10) days after the giving of such notice, the Escrow Agent is hereby authorized to make such payment. If the Escrow Agent receives such written objection within such period, the Escrow Agent shall continue to hold such amount until otherwise directed by written instructions signed by Seller and Buyer or a final judgment of a court.
4.    If the Closing occurs, the Escrow Agent shall deliver the Escrow Deposits to, or upon the instructions of, Seller on the Closing Date.
5.    The parties acknowledge that the Escrow Agent is acting solely as a stakeholder at their request and for their convenience, that the Escrow Agent shall not be deemed to be the agent of either of the parties, and that the Escrow Agent shall not be liable to either of the parties for any action or omission on its part taken or made in good faith, and not in disregard of this Agreement, but shall be liable for any Liabilities (including reasonable attorneys' fees, expenses and disbursements) incurred by Seller or Buyer resulting from actions or omissions taken or made by the Escrow Agent in bad faith, in disregard of this Agreement or involving negligence on the part of the Escrow Agent. Seller and Buyer shall jointly and severally indemnify and hold the Escrow Agent harmless from and against all Liabilities (including reasonable attorneys' fees, expenses and disbursements) incurred in connection with the performance of the Escrow Agent's duties hereunder,

C-1

except with respect to actions or omissions taken or made by the Escrow Agent in bad faith, in disregard of this Agreement or involving negligence on the part of the Escrow Agent.
6.    Buyer shall pay any income taxes on any interest earned on the Escrow Deposits. Buyer represents and warrants to the Escrow Agent that its taxpayer identification number is 35-2531510.
7.    Section 6045(e) of the United States Internal Revenue Code and the regulations promulgated thereunder (herein collectively called the “Reporting Requirements”) require an information return to be made to the United States Internal Revenue Service, and a statement to be furnished to Seller, in connection with the Transaction. Escrow Agent is either (x) the person responsible for closing the Transaction (as described in the Reporting Requirements) or (y) the disbursing title or escrow company that is most significant in terms of gross proceeds disbursed in connection with the Transaction (as described in the Reporting Requirements). Accordingly:
(a)    Escrow Agent is hereby designated as the “Reporting Person” (as defined in the Reporting Requirements) for the Transaction. Escrow Agent shall perform all duties that are required by the Reporting Requirements to be performed by the Reporting Person for the Transaction.
(b)    Seller and Buyer shall furnish to Escrow Agent, in a timely manner, any information requested by Escrow Agent and necessary for Escrow Agent to perform its duties as Reporting Person for the Transaction.
(c)    Escrow Agent hereby requests Seller to furnish to Escrow Agent Seller's correct taxpayer identification number. Seller acknowledges that any failure by Seller to provide Escrow Agent with Seller's correct taxpayer identification number may subject Seller to civil or criminal penalties imposed by Law. Accordingly, Seller hereby certifies to Escrow Agent, under penalties of perjury, that Seller's correct taxpayer identification number is 38-3861025.
(d)    Each of the parties hereto shall retain this Agreement for a period of four (4) years following the calendar year during which Closing occurs.
8.    The provisions of this Exhibit C shall survive the Closing (and not be merged therein) or earlier termination of this Agreement.
[Remainder of page intentionally blank]

C-2

EXHIBIT D

FORM OF DEED
RECORDING REQUESTED BY:

AND WHEN RECORDED MAIL TO:

MAIL TAX STATEMENTS TO:

(Above Space for Recorder's Use Only)
DEED
PR LCP AUSTIN HOTEL TH LLC, a Delaware limited liability company (“Grantor”), for and in consideration of the sum of TEN AND NO/100 DOLLARS ($10.00) and other good and valuable consideration paid in hand to Grantor by ___________________, a _________________ (“Grantee”), the receipt and sufficiency of which is hereby acknowledged, has CONVEYED, and by these presents does CONVEY unto Grantee all of Grantor's right, title and interest in and to that certain parcel of land located in Travis County, Texas and legally described in Exhibit A attached hereto, together with all buildings, improvements and fixtures located thereon and owned by Grantor as of the date hereof and all right, title and interest, if any, that Grantor may have in and to all rights, privileges and appurtenances pertaining thereto including all of Grantor's right, title and interest, if any, in and to all rights‑of‑way, open or proposed streets, alleys, easements, strips or gores of land adjacent thereto (herein collectively called the “Real Property”).
This conveyance is made by Grantor and accepted by Grantee subject to all covenants, conditions, restrictions, and other matters of record in the office of the County Recorder of Harris County, Texas, and all unpaid taxes and assessments, known or unknown (collectively, the “Permitted Exceptions”).
TO HAVE AND TO HOLD the Real Property together with all improvements located thereon all and singular the rights and appurtenances thereto in anywise belonging, subject to the Permitted Exceptions, unto Grantee, its legal representatives, successors and assigns forever.

Grantor, as its sole warranty herein, specially warrants to Grantee, its successors and assigns, that it will forever defend title to the Real Property (subject to the Permitted Exceptions) against only those claims of persons claiming to title or to or asserting claims affecting title to the Real Property, or any part thereof, by, through or under Grantor, but not otherwise.
[Remainder of page intentionally blank]

IN WITNESS WHEREOF, this Deed has been executed by Grantor as of             , 2015 to be effective as of             , 2015.

GRANTOR:

PR LCP AUSTIN HOTEL TH LLC,
a Delaware limited liability company

By: PR LCP Austin Hotel Mezz LLC, a Delaware limited liability company, its sole member

By: PR LCP Austin Hotel JV LLC, a Delaware limited liability company, its sole member

By: PR Austin Hotel LLC, a Delaware limited liability company, its Managing Member

By: PRISA LHC, LLC, a Delaware limited liability company, its sole member

By:
Name:
Title:

STATE OF	§
COUNTY OF	§
On             , 2015, before me, the undersigned, a notary public in and for said State, personally appeared _________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies) and that, by his/her/their signature(s) on the instrument, the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

, Notary Public
My Commission Expires:

EXHIBIT E

FORM OF BILL OF SALE
THIS BILL OF SALE (this “Bill of Sale”), is executed as of         , 2015 by PR LCP AUSTIN HOTEL TH LLC, a Delaware limited liability company (“Seller”) for the benefit of ____________________, a _______________ (“Buyer”).
W I T N E S S E T H:
WHEREAS, pursuant to the terms of that certain Purchase and Sale Agreement, dated as of _______________ ____, 2015, by and between Buyer and Seller (as the same may have been amended, modified or assigned, the “Sale Agreement”), Seller agreed to sell to Buyer, inter alia, certain real property, the improvements located thereon and certain rights appurtenant thereto, all as more particularly described in the Sale Agreement (collectively, the “Real Property”). Initially capitalized terms not otherwise defined herein shall have the respective meanings ascribed to such terms in the Sale Agreement; and
WHEREAS, by deed of even date herewith, Seller conveyed the Real Property to Buyer; and
WHEREAS, in connection with the above described conveyance Seller desires to sell, transfer and convey to Buyer certain items of tangible personal property as hereinafter described.
NOW, THEREFORE, in consideration of the receipt of TEN AND NO/100 DOLLARS ($10.00) and other good and valuable consideration paid in hand by Buyer to Seller, the receipt and sufficiency of which are hereby acknowledged, Seller has SOLD, TRANSFERRED, and CONVEYED and by these presents does hereby SELL, TRANSFER, and CONVEY to Buyer and Buyer hereby accepts all right, title and interest in and to all furniture, fixtures, artwork, vehicles and equipment, all supply inventory of Seller (including without limitation, china, glass and silver, linen, consumables, food and beverage inventory (whether alcoholic or non-alcoholic, in open or unopened containers, to the extent permitted by applicable Law), repair parts, keys and supplies) as of the date hereof and other items of tangible personal property owned by Seller (specifically excluding any items that are owned by Manager) located on the Real Property and used in the ownership, operation and maintenance of any portion of the Real Property and the Hotel, and all books, records and files of Seller relating to the Real Property, but specifically excluding any Protected Information (herein collectively called the "Personal Property").
This Bill of Sale is made without any covenant, warranty or representation by, or recourse against, Seller other than Seller's Warranties (as defined in the Sale Agreement).
Seller's liability under this Bill of Sale shall be limited as set forth in Section 4.3 of the Sale Agreement.
[Remainder of page intentionally blank]

E-1

IN WITNESS WHEREOF, the undersigned has executed this Bill of Sale to be effective as of the date first set forth hereinabove.

SELLER:

PR LCP AUSTIN HOTEL TH LLC,
a Delaware limited liability company

By: PR LCP Austin Hotel Mezz LLC, a Delaware limited liability company, its sole member

By: PR LCP Austin Hotel JV LLC, a Delaware limited liability company, its sole member

By: PR Austin Hotel LLC, a Delaware limited liability company, its Managing Member

By: PRISA LHC, LLC, a Delaware limited liability company, its sole member

By:
Name:
Title:

E-2

EXHIBIT F

FORM OF ASSIGNMENT OF LEASES AND INTANGIBLE PROPERTY
THIS ASSIGNMENT OF LEASES AND INTANGIBLE PROPERTY (this “Assignment”), is made as of         , 2015 by PR LCP AUSTIN HOTEL TH LLC, a Delaware limited liability company (“TH”) and PLCP AUSTIN HOTEL LEASECO, LLC, a Delaware limited liability company (“Leaseco” and, collectively with TH, “Assignor”) for the benefit of ____________________, a _______________ (“Assignee”).
W I T N E S S E T H:
WHEREAS, pursuant to the terms of that certain Purchase and Sale Agreement, dated as of _______________ ____, 2015, by and between Assignee and TH (as the same may have been amended, modified or assigned, the “Sale Agreement”), TH agreed to sell to Assignee, inter alia, certain real property, the improvements located thereon and certain rights appurtenant thereto, all as more particularly described in the Sale Agreement (collectively, the “Real Property”). Initially capitalized terms not otherwise defined herein shall have the respective meanings ascribed to such terms in the Sale Agreement; and
WHEREAS, the Sale Agreement provides, inter alia, that Assignor shall assign to Assignee certain intangible property and that Assignor and Assignee shall enter into this Assignment.
NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto hereby agree as follows:
1.Assignment of Leases. Assignor hereby assigns, sets over and transfers to Assignee all of Assignor's right, title and interest in, to and under the leases (“Leases”) with the tenants of the Real Property identified on Exhibit A attached hereto. Assignee hereby accepts the foregoing assignment of the Leases and assumes the obligations with respect thereto as and to the extent provided in the Sale Agreement.
2.    Assignment of Intangible Property. Assignor hereby assigns, sets over and transfers to Assignee all of Assignor's right, title and interest in, to and under the following, if and only to the extent the same may be assigned or quitclaimed by Assignor without expense to Assignor in excess of a nominal transfer fee:
(a)    the contracts, equipment leases, and other agreements relating to the Real Property that are described in Exhibit B attached hereto;
(b)    all reservation commitments for use of rooms, banquets, or other facilities at the Hotel; all guest lists, reservations, catering and banquet records and other records relating to the operation of the Hotel (current and historical), including all repair and improvement, and supply and inventory records, to the extent that the same are owned by Assignor; all petty cash funds in the hands of Seller in connection with the guest operations at the Hotel, to the extent that Assignor receives a credit for the same as of the date hereof; the guest ledger for the Hotel, to the extent that Assignor receives a credit for the same as of the date hereof; to the extent that the same are in effect as of the date hereof and may be assigned or quitclaimed by Assignor without any expense to Assignor, any licenses, permits and other written authorizations necessary for the use, operation or ownership of the Real Property other than liquor licenses or licenses and permits held in the name of Manager;
(c)    any guaranties and warranties in effect as of the date hereof with respect to any portion of the Real Property or the personal property conveyed to Assignee by Assignor concurrently herewith;
(d)    subject to the terms of the Four Seasons Documents, any rights of Assignor to the names “Four Seasons Austin”, “The Lobby Lounge” and “Trio” (it being acknowledged by Assignee that Assignor may have no rights to use such names and Assignor has not registered the same in any manner);
(e)    to the extent assignable without third party consent and to the extent not owned or held by tenants, Manager or any other third party, (i) all goodwill, URLs, logos, designs, trade names, brand names, service marks, domain names, social media sites (such as Facebook and Twitter), trade dress, logos, photographs, guest data and historical guest information (to the extent such guest data or historical guest information is provided to Seller by Manager), building names, trademarks related to the Property including all common law ownership rights; and
(f)    all telephone exchange numbers specifically dedicated and identified with the Property; and
(g)    to the extent not owned or held by tenants, Manager or any other third party, all webpages (including website photography) used in connection with the Property, and all social media accounts used in connection with the operation of the Property.
Assignee hereby accepts the foregoing assignment of the interests described in this Section 2 (collectively, the “Intangible Property”) and assumes the obligations with respect thereto as and to the extent provided in the Sale Agreement.
3.    Reservation of Benefits. Notwithstanding anything to the contrary in this Assignment, to the extent that Assignor continues to have liability after the date hereof with respect to the Property, Assignor reserves and retains such benefits under the Leases and the Intangible Property as are necessary or desirable for Assignor to defend or protect itself with respect to or to assert any rights relating to any matter for which Assignor may continue to have liability from and after the date hereof; provided, however, said benefits reserved and retained by Assignor pursuant to this Section shall exist jointly with Assignee's benefits under the Leases and Intangible Property, and such benefits may be enforceable by each of Assignor and Assignee to the extent of their respective liability or damages for any matters relating thereto. Assignee and Assignor agree to cooperate with the reasonable requests of the other party in enforcing their respective benefits under the Leases and the Intangible Property to the extent such benefits are reserved by Assignor pursuant to the terms of this Section.

4.    Limitation on Liability. Assignor's liability under this Assignment shall be limited as set forth in Section 4.3 of the Sale Agreement.
5.    Miscellaneous. This Assignment and the obligations of the parties hereunder shall be binding upon and inure to the benefit of the parties hereto, their respective legal representatives, successors and assigns, shall be governed by and construed in accordance with the laws of the State in which the Real Property is located applicable to agreements made and to be wholly performed within said State and may not be modified or amended in any manner other than by a written agreement signed by the party to be charged therewith.
6.    Severability. If any term or provision of this Assignment or the application thereof to any persons or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Assignment or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby, and each term and provision of this Assignment shall be valid and enforced to the fullest extent permitted by law.
7.    Counterparts. This Assignment may be executed in counterparts, each of which shall be an original and all of which counterparts taken together shall constitute one and the same agreement.
[Remainder of page intentionally blank]

IN WITNESS WHEREOF, the undersigned have executed this Assignment to be effective as of the date first set forth hereinabove.

ASSIGNOR:

TH:

PR LCP AUSTIN HOTEL TH LLC,
a Delaware limited liability company

By: PR LCP Austin Hotel Mezz LLC, a Delaware limited liability company, its sole member

By: PR LCP Austin Hotel JV LLC, a Delaware limited liability company, its sole member

By: PR Austin Hotel LLC, a Delaware limited liability company, its Managing Member

By: PRISA LHC, LLC, a Delaware limited liability company, its sole member

By:
Name:
Title:

LEASECO:

PLCP AUSTIN HOTEL LEASECO, LLC,
a Delaware limited liability company

By:	PR LCP Austin Hotel Operator JV, LLC, a Delaware limited liability company, its sole member

By:	PR Austin Hotel TRS, LLC, a Delaware limited liability company, its Managing Member

By:	PRISA LHC Master TRS, LLC, a Delaware limited liability company, its managing member

By:	PRISA LHC, LLC, a Delaware limited liability company, its sole member

By:
Name:
Title:

ASSIGNEE: [INSERT NAME OF BUYER], [INSERT ORGANIZATIONAL INFO FOR BUYER] By: Name: Title:

EXHIBIT G

FORM OF NOTICE TO TENANTS

_____________________, 201___

Re:	Notice of Change of Ownership of The Four Seasons Hotel Austin

Location: 98 San Jacinto Boulevard, Austin, Texas
Ladies and Gentlemen:
You are hereby notified as follows:
That as of the date hereof, PR LCP AUSTIN HOTEL TH LLC and PLCP AUSTIN HOTEL LEASECO, LLC have transferred, sold, assigned, and conveyed all of their interest in and to the above-described property (the “Property”) to ________________(the “New Owner”).

Future notices and rental payments with respect to your leased premises at the Property should be made to the New Owner in accordance with your lease terms at the following address:
____________________________
____________________________
____________________________
____________________________

If there is a security deposit with respect to your lease, it has been transferred to the New Owner and the New Owner shall be responsible for holding your security deposit in accordance with the terms of your lease and applicable laws. We expect that New Owner or its property management agent will contact you shortly with respect to other information regarding New Owner, the Property and your lease.

Sincerely,

PR LCP AUSTIN HOTEL TH LLC,
a Delaware limited liability company

By: PR LCP Austin Hotel Mezz LLC, a Delaware limited liability company, its sole member

By: PR LCP Austin Hotel JV LLC, a Delaware limited liability company, its sole member

By: PR Austin Hotel LLC, a Delaware limited liability company, its Managing Member

By: PRISA LHC, LLC, a Delaware limited liability company, its sole member

By:
Name:
Title:

PLCP AUSTIN HOTEL LEASECO, LLC,
a Delaware limited liability company

By:	PR LCP Austin Hotel Operator JV, LLC, a Delaware limited liability company, its sole member

By:	PR Austin Hotel TRS, LLC, a Delaware limited liability company, its Managing Member

By:	PRISA LHC Master TRS, LLC, a Delaware limited liability company, its managing member

By:	PRISA LHC, LLC, a Delaware limited liability company, its sole member

By:
Name:
Title:

EXHIBIT H

FORM OF FIRPTA AFFIDAVIT
Section 1445 of the Internal Revenue Code provides that a transferee of a United States real property interest must withhold tax if the transferor is a foreign person. For U.S. tax purposes (including Section 1445), the owner of a disregarded entity (which has legal title to a U.S. real property interest under local law) will be the transferor of the property and not the disregarded entity. To inform the transferee that withholding of tax is not required upon the disposition of a United States real property interest by PR LCP AUSTIN HOTEL TH LLC, a Delaware limited liability company (“Seller”), Seller hereby certifies the following:
1.Seller is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations); and
2.    Seller is not a disregarded entity as defined in §1.1445‑2(b)(2)(iii) of the Internal Revenue Code; and
3.    Seller's U.S. employer taxpayer identification number is ____________; and
4.    Seller's office address is                     .
Seller understands that this certification may be disclosed to the Internal Revenue Service by transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.
Dated:         , 2015.

PR LCP AUSTIN HOTEL TH LLC,
a Delaware limited liability company

By: PR LCP Austin Hotel Mezz LLC, a Delaware limited liability company, its sole member

By: PR LCP Austin Hotel JV LLC, a Delaware limited liability company, its sole member

By: PR Austin Hotel LLC, a Delaware limited liability company, its Managing Member

By: PRISA LHC, LLC, a Delaware limited liability company, its sole member

By:
Name:
Title:

H-1

STATE OF	§
COUNTY OF	§
On             , 2015, before me, the undersigned, a notary public in and for said State, personally appeared                     , personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies) and that, by his/her/their signature(s) on the instrument, the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

, Notary Public
My Commission Expires:

H-2

EXHIBIT I

FORM OF TITLE AFFIDAVIT
Dated as of:             , 2015

Title Order No.
The undersigned (“Owner”) hereby represents and warrants as follows to and for the benefit of First American Title Insurance Company (the “Title Company”):
1.Representatives of Owner have reviewed the preliminary report/commitment with an effective date of             , 201_ (the “Title Report”).
2.    To the knowledge of Owner, there are no unrecorded leases or occupancy agreements affecting the property described in Schedule A of the Title Report (the “Property”), or other parties in possession of the Property, except for leases with the tenants shown on Exhibit A attached hereto.
3.    To the knowledge of Owner, there are no unrecorded claims against the Property, nor any set of facts by reason of which Owner's title to the Property might be disputed or questioned except for (a) the leases with the tenants shown on Exhibit A, (b) matters shown on the Title Report, (c) matters as disclosed on the survey previously delivered to the Title Company, and (d) current taxes not delinquent. To the knowledge of Owner and except as aforesaid, Owner has been in peaceable and undisputed possession of the Property since title was acquired.
4.    Except as set forth on Exhibit B attached hereto:
(a)    within the last six (6) months, Owner has not (i) made, ordered or contracted for any construction, repairs, alterations or improvements to be made on or to the Property which have not been paid for in full, (ii) ordered materials for any such construction, repairs, alterations or improvements which have not been paid for in full, or (iii) attached any fixtures to the Property which have not been paid for in full; and
(b)    there are no outstanding or disputed claims for any work or item referred to in paragraph (a).
5.    To the knowledge of Owner, Owner has not received written notice of any violation of any covenants, conditions or restrictions of record affecting the Property and there are no disputes with any adjoining property owners as to the location of property lines, or the encroachment of any improvements.

All references herein to the “knowledge” of Owner or words of similar import shall refer only to the actual knowledge of ________________ and Collete English Dixon, and shall not be construed to refer to the knowledge of any other officer, director, shareholder, employee, agent or representative of Owner, any direct or indirect owner of any beneficial interest in Owner, or any affiliate of any of the foregoing, or to impose or have imposed upon such individuals any duty to investigate the matters to which such knowledge, or the absence thereof, pertains. There shall be no personal liability on the part of the aforementioned individuals arising out of any representations or warranties made herein.
This affidavit is made for the purpose of aiding the Title Company in determining the insurability of title to the Property, and to induce the Title Company to issue its policy of title insurance and for no other purpose. This affidavit may be relied upon by the Title Company but may not be relied upon by any other person or entity.
[Remainder of page intentionally blank]

IN WITNESS WHEREOF, Owner has executed this affidavit as of the date first set forth above.

PR LCP AUSTIN HOTEL TH LLC,
a Delaware limited liability company

By: PR LCP Austin Hotel Mezz LLC, a Delaware limited liability company, its sole member

By: PR LCP Austin Hotel JV LLC, a Delaware limited liability company, its sole member

By: PR Austin Hotel LLC, a Delaware limited liability company, its Managing Member

By: PRISA LHC, LLC, a Delaware limited liability company, its sole member

By:
Name:
Title:

EXHIBIT J

FORM OF GAP INDEMNITY

Dated as of:         , 201___
Title Order No.
Title Commitment Effective Date:                                , 201

WHEREAS, FIRST AMERICAN TITLE INSURANCE COMPANY (the “Title Company”) has been asked to issue its owner’s policy(ies) of title insurance in the aggregate amount of $______________________ in favor of _____________________, a _________________(“Buyer”) covering premises being acquired from PR LCP AUSTIN HOTEL TH LLC, a Delaware limited liability company (“Seller”) as more particularly described in Exhibit A attached hereto (the “Real Property”);

AND WHEREAS, the Title Company is unwilling to give title insurance coverage to Buyer with respect to the Real Property until the instruments under which Buyer acquires title are filed for record in the appropriate registry;
AND WHEREAS, the parties to the transaction have requested that the Title Company disburse amounts to Seller that the Title Company holds in escrow prior to such time as the deed for the Real Property is recorded in the applicable records of ________________ County, Texas;
NOW, THEREFORE, it is agreed that in consideration of the Title Company issuing its title insurance policy to Buyer effective as of the date closing occurs without making exception therein to matters which may arise between the Title Commitment Effective Date referenced above (being the last effective date of the title insurance commitment issued by the Title Company in connection with Buyer’s title insurance) and the date the documents creating the interest being insured have been filed for record and which matters may constitute an encumbrance on or affect said title, Seller agrees to promptly defend, remove, bond or otherwise dispose of any encumbrance, lien or objectionable matter to title caused by the acts of Seller, its agents or representatives which may arise or to be filed, as the case may be, against the Real Property during the period of time between the Title Commitment Effective Date referenced above and the date of recording of all closing instruments, and to hold harmless, and indemnify the Title Company against all expenses, costs, and reasonable attorneys’ fees, which may arise out of Seller’s failure to so remove, bond or otherwise dispose of any said liens, encumbrances or objectionable matters caused by the acts of Seller, its agents or representatives; provided, however, the Title Company shall use good faith and diligent efforts to cause all documents to be recorded as soon as possible but, in any event, no later than three (3) business days after the date hereof and Seller shall have no obligations or liability hereunder with respect to any objections to title which may arise or be filed after such three (3) business day period nor shall Seller have any obligations or liability hereunder with respect to any objections to title which may arise or be filed as a result of the acts or by permission of Buyer, its agents or representatives.

This indemnity is given to induce the Title Company to issue its policy of title insurance and for no other purpose. This indemnity may be relied upon by the Title Company but may not be relied upon, and is not enforceable, by any other person or entity.
[Remainder of page intentionally blank]

IN WITNESS WHEREOF, Seller has executed this Gap Indemnity as the date first set forth above.
PR LCP AUSTIN HOTEL TH LLC,
a Delaware limited liability company

By:	PR LCP Austin Hotel Mezz LLC,
a Delaware limited liability company,
its sole member

By:	PR LCP Austin Hotel JV LLC,
a Delaware limited liability company,
its sole member

By:	PR Austin Hotel LLC,
a Delaware limited liability company,
its Managing Member

By:	PRISA LHC, LLC,
a Delaware limited liability company,
its sole member

By:
Name:
Title:

EXHIBIT K

EXCEPTIONS TO SELLER'S WARRANTIES

K-1

EXHIBIT L
ASSIGNMENT AND ASSUMPTION OF CONDOMINIUM MANAGEMENT AGREEMENT
THIS ASSIGNMENT AND ASSUMPTION OF CONDOMINIUM MANAGEMENT AGREEMENT (“Assignment”) is entered into as of ___________, 2015, by and among PLCP AUSTIN HOTEL LEASECO, LLC, a Delaware limited liability company (“Assignor”), _______________________, a _________________(“Assignee”) and TOWN LAKE RESIDENCES CONDOMINIUM ASSOCIATION, INC., a Texas non-profit corporation (“Condo Association”).
RECITALS
A.Condo Association, Austin Hotel Owner OP, L.P., Assignor’s predecessor in interest and Four Seasons Hotels Limited entered into that certain Condominium Management Agreement dated January 3, 2008 (as supplemented by that certain side letter agreement dated June 3, 2008 between Austin Hotel THC, LLC, Operator and 98 San Jac Holdings Limited Partnership, a Georgia limited partnership (“Prior Condo Owner”), that certain Assignment of Condominium Management Agreement dated April 29, 2010 from Prior Condo Owner to Condo Association, the “CMA”), and that certain Assignment and Assumption of Condominium Management Agreement dated December 31, 2013 from PR LCP Austin Hotel TH LLC, a Delaware limited liability company to Assignor.
B.Assignor, as the current Hotel Owner, desires to assign all of its right, title and interest in, to and under the CMA to Assignee, and Assignee desires to accept such assignment and assume all obligations and liabilities of Assignor under the CMA.
C.Condo Association desires to consent to this Assignment.
AGREEMENT
NOW, THEREFORE, in consideration of their mutual promises, the parties agree as follows:
1.    Incorporation of Recitals and Capitalized Terms. Each of the parties hereto represents and warrants to the other parties hereto that the Recitals to this Assignment, insofar as they relate to it, are true and correct. All of the capitalized terms in this Assignment shall have the meanings assigned to such terms in the CMA unless otherwise defined in this Assignment.

2.    Assignment.
(a)As of the date hereof, Assignor hereby transfers, assigns and sets over unto Assignee, its successors and assigns, all of Assignor's right, title and interest in, to and under the CMA.
(b)As of the date hereof, Assignee hereby accepts the foregoing assignment and hereby assumes and agrees to be bound by the terms of the CMA and to perform and assume the obligations and liabilities of Hotel Owner under the CMA, arising after the date hereof.
(c)Assignor hereby represents and warrants that it has the full power and legal right and authority to execute this Assignment and convey, transfer and assign its right, title and interest in and to the CMA to Assignee from and after the date hereof.
(d)Assignee hereby represents and warrants that it has the full power and legal right and authority to (i) execute this Assignment, (ii) agree to be bound by the terms of the CMA, and (iii) perform and assume the obligations and liabilities of Hotel Owner under the CMA, arising on or after the date hereof.
(e)From and after the date hereof, all references to the “Hotel Owner” in the CMA shall be deemed to refer to the Assignee.
(f)Except as amended hereby, the CMA remains in full force and effect as of the date hereof.

3.    Notices. Hotel Owner's notice address for the purposes of Section 11.10 is as follows:

If to Owner, to:	______________________
______________________
______________________
______________________
Attention: ____________
Email:     _______________
Phone: _______________
Facsimile: ___________

With a copy to:	______________________
______________________
______________________
______________________
Attention: ____________

Email:     _______________
Phone: _______________
Facsimile: ___________

4.     Miscellaneous. This Assignment may be executed in counterparts, all of which shall constitute the same agreement.
[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties have duly executed this Assignment and Assumption of Condominium Management Agreement as of the day and year first above written.

ASSIGNOR:
PLCP AUSTIN HOTEL LEASECO, LLC,
a Delaware limited liability company

By:	PR LCP Austin Hotel Operator JV, LLC, a Delaware limited liability company, its sole member

By:	PR Austin Hotel TRS, LLC, a Delaware limited liability company, its Managing Member

By:	PRISA LHC Master TRS, LLC, a Delaware limited liability company

By:	PRISA LHC, LLC, a Delaware limited liability company, its sole member

By:
Name:
    Title:

ASSIGNEE:
___________________,
a ___________________

By:
Name:
Title:

CONDO ASSOCIATION

TOWN LAKE RESIDENCES CONDOMINIUM ASSOCIATION, INC.
a Texas non-profit corporation

By:_______________________
Name:_____________________
Title:______________________

SCHEDULE “A”

LEGAL DESCRIPTION OF LAND

EXHIBIT M

FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT
(RE: PARKING EASEMENT)

Prepared by:

_________________
_________________
_________________
Attn: ____________

Recording requested by, and
after recording return to:

THIS ASSIGNMENT AND ASSUMPTION AGREEMENT OF PARKING EASEMENT AGREEMENT (this “Agreement”) is made as of this _____ day of _______________, 2015, by and between PR LCP Austin Hotel TH LLC, a Delaware limited liability company (“Assignor”) and ______________________ (“Assignee”).

WITNESSETH:

WHEREAS, Assignor is the “Hotel Owner” as such term is defined in that certain Surface Parking Easement Agreement dated February 15, 2006 and recorded under document No. 200629621, as amended and restated by that certain Parking Easement Agreement dated May 17, 2006 and recorded as Document No. 2006110144 in the Real Property Records of Travis County, Texas as amended by that certain First Amendment to Parking Easement Agreement recorded as Document No. 2008082369 in the Real Property Records of Travis County, Texas (the “Parking Easement”).

WHEREAS, upon the Hotel Parcel (as defined in the Parking Easement) is presently constructed The Four Seasons Hotel Austin, 98 San Jacinto Boulevard, Austin Texas (the “Property”), and the Hotel Parcel is more particularly described on Exhibit A attached hereto and made a part hereof; and

WHEREAS, under the terms and conditions of that certain Purchase and Sale Agreement dated ________________ ______, 2015 (the “Purchase Agreement”) pursuant to which the Property was purchased, it was contemplated that the parties hereto would enter into this Agreement;

NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto do hereby agree as follows:

1.    Assignor hereby assigns, conveys, transfers, and delivers to Assignee all of its right, title and interest as landlord under, in and to the Parking Easement. TO HAVE AND TO HOLD all of the foregoing unto the Assignee, its successors and assigns, from and after the date hereof, subject to the terms, covenants, conditions and provisions contained therein.
2.    Assignee hereby accepts the foregoing assignment of the Parking Easement and does hereby assume all the prospective rights and obligations of the Hotel Owner of the Hotel Parcel that accrue from and after the date hereof.
3.    This Agreement and the obligations of the parties hereunder shall survive the closing of the transactions referred to in the Purchase Agreement, shall be binding upon and inure to the benefit of the parties hereto, their respective legal representatives, successors and assigns and shall be governed by and construed in accordance with the laws of the State of Texas and may not be modified or amended except by written agreement signed by both parties.
4.    Assignor’s liability under this Agreement (including any indemnity provided for herein) shall in all events be limited as provided for in Section 4.3 of the Agreement.
5.    This Agreement may be executed in as many counterparts as may be deemed necessary and convenient, and by the different parties hereto in separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument.

IN WITNESS WHEREOF, the parties have executed this agreement on the day and year first above written.

ASSIGNOR:

PR LCP AUSTIN HOTEL TH LLC,
a Delaware limited liability company

By: PR LCP Austin Hotel Mezz LLC,
a Delaware limited liability company,
its sole member

By: PR LCP Austin Hotel JV LLC,
a Delaware limited liability company,
its sole member

By: PR Austin Hotel LLC,
a Delaware limited liability company,
its Managing Member

By: PRISA LHC, LLC,
a Delaware limited liability company,
its sole member

By:
Name:
Title:

ASSIGNEE: __________________, a ___________________ By: Name: Title:

STATE OF ___________    )
) SS.:
COUNTY OF _________    )

On             , 2015, before me, the undersigned, a notary public in and for said State, personally appeared                     , personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies) and that, by his/her/their signature(s) on the instrument, the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

My Commission Expires:
[SEAL]

_______________________________________________ Notary Public

STATE OF	§
COUNTY OF	§
On             , 2015, before me, the undersigned, a notary public in and for said State, personally appeared                     , personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies) and that, by his/her/their signature(s) on the instrument, the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

My Commission Expires:

[SEAL]

_______________________________________________ Notary Public

STATE OF	§
COUNTY OF	§

Schedule of Exhibits:

Exhibit A – Legal Description

EXHIBIT N

ASSIGNMENT AND ASSUMPTION AGREEMENT
(RE: UDD)

Prepared by:

_________________
_________________
_________________
Attn: ____________

Recording requested by, and
after recording return to:

ASSUMPTION AGREEMENT
(Re: Unified Development Declaration)

THIS ASSUMPTION AGREEMENT (this “Agreement”) is made as of this _____ day of _______________, 20 _____, by and between PR LCP AUSTIN TH HOTEL LLC, a Delaware limited liability company ( “Assignor”) and _______________________, a ___________________ (“Assignee”).

WITNESSETH:

WHEREAS, the Assignor is presently the owner of the “Hotel Parcel” as such term is defined in that certain Unified Development Declaration for San Jacinto Center Town Lake, dated March 29, 1990 and recorded in Volume 11157 at Page 19 (the “First UDD”), as amended and restated by that certain Amended and Restated Unified Development Declaration, dated September 23, 1991, recorded in Volume 11530 at Page 463 (the “Amended UDD”), as corrected by that certain Correction First Amendment to the Amended and Restated Unified Development Declaration, recorded in Volume 11767 at Page 14 (the “Correction”), as further amended by that certain Second Amendment to Amended and Restated Unified Development Declaration, dated August 1, 1997 recorded in Volume 13060 at Page 1443 (the “Second Amendment to UDD”), as further amended by that certain Third Amendment to Amended and Restated Unified Development Declaration dated as of June 24, 2010 and recorded as document no. 2010090576 (“Third Amendment to UDD”), and as assigned by instruments recorded in Volume 12316 at Page 1285, Volume 12594 at Page 1456, Volume 12595 at Page 1829, Volume 12838 at Page 278 and Document No. 2010094230 (collectively, the “UDD Assignments”), all in the Real Property Records of Travis County, Texas (the First UDD, as amended and restated by the Amended UDD, as further amended by the

Correction, the Second Amendment to UDD and the Third Amendment to UDD, and as affected by the UDD Assignments, is referred to herein as the “Declaration”)

WHEREAS, upon the Hotel Parcel is presently constructed The Four Seasons Hotel Austin, 98 San Jacinto Boulevard, Austin Texas (the “Property”), and the Hotel Parcel is more particularly described on Exhibit A attached hereto and made a part hereof; and

WHEREAS, pursuant to Section 17.05 of the Declaration and the terms and conditions of that certain Purchase and Sale Agreement dated _______________ ____, 2015 pursuant to which the Property was purchased, it was contemplated that the parties hereto would enter into this Agreement;

WHEREAS, Assignor, as the Owner (as such term is defined in the Declaration) of the Hotel Parcel, has certain rights (the “Rights”) and obligations (the “Obligations”) under the Declaration;

WHEREAS, Assignor desires to assign the Rights and the Obligation to Assignee and Assignee desires to accept and assume the Rights and Obligation pursuant to the terms and conditions set forth herein.

WHEREAS, PKY-SAN JACINTO CENTER LLC (formerly known as TPG-San Jacinto Center LLC), a Delaware limited liability company (“Office Parcel Owner”), as the owner of the Office Parcel (as such term is defined in the Declaration) and the Restaurant Parcel (as such term is defined in the Declaration) desires to consent to this Assignment.

NOW, THEREFORE, for and in consideration of the sum of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:

1.    Assignor represents and warrants to Assignee that a true and complete copy of the Declaration, including any amendments thereto, has been filed of record in Real Property Records of Travis County, Texas, as referred to and indicated in the first Recital above which is attached hereto and incorporated herein by this reference for all purposes.
2.    Assignor hereby assigns to Assignee, for itself and its successors and permitted assigns, all of the Rights and Obligation from and after the date hereof.
3.    Assignee hereby (i) accepts the assignment of the Rights and Obligations, and (ii) assumes and agrees to perform all of the Obligations from and after the date hereof.
4.    Assignee and Assignor each hereby acknowledge and agree that the other Owners shall have the right to rely upon and enforce the provisions of this Agreement.
5.    Assignee’s address for notices under the Declaration, as provided in Section 17.06 of the Declaration, is:
___________________________

___________________________
___________________________
Attn: ______________________

with a copy to:

___________________________
___________________________
___________________________
Attn: ______________________

6.    This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Texas.
7.    This Agreement may be executed in as many counterparts as may be deemed necessary and convenient, and by the different parties hereto in separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument.

IN WITNESS WHEREOF, the parties have executed this agreement on the day and year first above written.

ASSIGNOR:

PR LCP AUSTIN HOTEL TH LLC,
a Delaware limited liability company

By: PR LCP Austin Hotel Mezz LLC,
a Delaware limited liability company,
its sole member

By: PR LCP Austin Hotel JV LLC,
a Delaware limited liability company,
its sole member

By: PR Austin Hotel LLC,
a Delaware limited liability company,
its Managing Member

By: PRISA LHC, LLC,
a Delaware limited liability company,
its sole member

By:
Name:
Title:

ASSIGNEE: __________________, a ___________________ By: Name: Title:
PKY-SAN JACINTO CENTER LLC
(formerly known as TPG-San Jacinto Center LLC), a Delaware limited liability company

By:    _______________________
Name:______________________
Its:    _______________________

STATE OF ___________    )
) SS.:
COUNTY OF _________    )

On             , 2015, before me, the undersigned, a notary public in and for said State, personally appeared                     , personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies) and that, by his/her/their signature(s) on the instrument, the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

My Commission Expires:
[SEAL]

_______________________________________________ Notary Public

STATE OF	§
COUNTY OF	§
On             , 2015, before me, the undersigned, a notary public in and for said State, personally appeared                     , personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies) and that, by his/her/their signature(s) on the instrument, the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

My Commission Expires:

[SEAL]

_______________________________________________ Notary Public

STATE OF	§
COUNTY OF	§
On             , 2015, before me, the undersigned, a notary public in and for said State, personally appeared                     , personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies) and that, by his/her/their signature(s) on the instrument, the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

My Commission Expires:

[SEAL]

_______________________________________________ Notary Public

Schedule of Exhibits:

Exhibit A – Legal Description

EXHIBIT O

ASSIGNMENT AND ASSUMPTION AGREEMENT
(RE: FOUR SEASONS DOCUMENTS)
(The Four Seasons Hotel Austin)

THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (this “Agreement”) is made as of this _____ day of _______________, 2015, by and between PLCP AUSTIN HOTEL LEASECO LLC, a Delaware limited liability company ( “Assignor”), DTRS AUSTIN, LLC, a Delaware limited liability company (“Assignee”) and FOUR SEASONS HOTELS LIMITED, a corporation incorporated under the laws of the Province of Ontario, Canada (“Manager”).
WITNESSETH:
WHEREAS, SHR Austin, LLC, a Delaware limited liability company (“Purchaser”) has this date purchased from PR LCP Austin Hotel TH, LLC, a Delaware limited liability company (“Seller”) certain real property known as The Four Seasons Hotel Austin, 98 San Jacinto Boulevard, Austin Texas (the “Property”), as more particularly described on Exhibit A attached hereto and made a part hereof; and
WHEREAS, under the terms and conditions of that certain Purchase and Sale Agreement dated ___________________________, 2015 (the “Purchase Agreement”) pursuant to which the Property was purchased, it was contemplated that the parties hereto would enter into this Agreement;
WHEREAS, Purchaser and Assignee have entered into that certain Operating Lease dated as of ________________________, 2015, pursuant to which Assignee is leasing the Property from Purchaser;
NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto do hereby agree as follows:
1.As of the date hereof, the Assignor does hereby assign, convey, transfer, and deliver to Assignee all right, title and interest of Assignor, if any, in and to the following (collectively, the “Four Seasons Documents”):

(a)
that certain Amended and Restated Hotel Management Agreement by and between Manager and Austin Hotel OC, L.P., a Delaware limited partnership (“Austin OC”) dated as of February 15, 2006 and as amended by: (i) that certain First Amendment to Amended and Restated Hotel Management Agreement by and between Manager and Austin OC dated as of December 18, 2006 but effective as of February 15, 2006; (ii) that certain Second Amendment to Amended and Restated Hotel Management Agreement by and between Manager and Austin OC dated as of February 10, 2009 with effect as of January 1, 2008; (iii) that certain Assignment of and Third Amendment to Amended and Restated Hotel Management Agreement by and between Manager, Austin OC and Austin Hotel THC, LLC (“AHT”) dated June 30,

2010; (iv) that certain Assignment and Assumption Agreement (re: Four Seasons Documents) by and between AHT and Seller dated December 29, 2011 and (v) that certain Assignment of and Fourth Amendment to Amended and Restated Hotel Management Agreement and Trademark License Agreement by and between Manager, Seller and Assignor dated December 31, 2012 and as supplemented by that certain side letter agreement dated as of January 18, 2008 (collectively, the “Management Agreement”); and

(b)	the Trademark License Agreement dated November 17, 1994 (the “TMLA”) between Manager and Assignor’s predecessor in interest.
TO HAVE AND TO HOLD all of the foregoing unto the Assignee, its successors and assigns, from and after the date hereof, subject to the terms, covenants, conditions and provisions contained herein.
2.    As of the date hereof, Assignee hereby accepts the foregoing assignment of the Four Seasons Documents and does hereby covenant that with respect thereto Assignee hereby assumes all the rights and obligations of Assignor under the Four Seasons Documents (including, without limitation, all obligations of “Owner” under the Management Agreement, and all obligations of “Licensee” under the TMLA), whether arising prior to or on or after the date hereof, and agrees to be bound by the terms of the Four Seasons Documents from and after the date hereof and to perform all obligations arising thereunder. The Four Seasons Documents shall continue in full force and effect from and after the date hereof.
3.    This Agreement and the obligations of the parties hereunder shall survive the closing of the transactions referred to in the Purchase Agreement, shall be binding upon and inure to the benefit of the parties hereto, their respective legal representatives, successors and assigns and shall be governed by and construed in accordance with the laws of the State of Texas and may not be modified or amended except by written agreement signed by both parties.
4.    As between Assignor and Assignee, and without limiting the provisions of section 2 above, Assignor’s liability under this Agreement shall in all events be limited as provided for in section 4.3 of the Purchase Agreement.
5.    Assignor hereby represents and warrants that it has the full power and legal right and authority to execute this Agreement and convey, transfer and assign its right, title and interest in and to the Four Seasons Documents to the Assignee.
6.    Assignee hereby represents and warrants that it has the full power and legal right and authority to (i) execute this Agreement, (ii) agree to be bound by the terms of the Four Seasons Documents, and (iii) perform and assume the obligations and liabilities of the Assignor under the Four Seasons Documents, whether arising prior to or on or after the date hereof.
7.    This Agreement shall be deemed to be an agreement made under the laws of the State of Texas and for all purposes shall be governed by and construed in accordance with such laws.
8.    This Agreement may not be modified or amended except with the written consent of the parties hereto.

9.    If any covenant, obligation or provision of this Agreement, or the application thereof to any party or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Agreement or the application of such covenant, obligation or agreement to parties or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each covenant, obligation and agreement of this Agreement shall be separately valid and enforceable to the fullest extent permitted by law.
10.    This Agreement may be executed in as many counterparts as may be deemed necessary and convenient, and by the different parties hereto in separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument.
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]
[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties have executed this agreement on the day and year first above written.

ASSIGNOR:

PLCP AUSTIN HOTEL LEASECO, LLC,
a Delaware limited liability company

By: PR LCP Austin Hotel Operator JV, LLC,
a Delaware limited liability company,
its sole member

By: PR Austin Hotel TRS, LLC,
a Delaware limited liability company,
its Managing Member

By: PRISA LHC Master TRS, LLC,
a Delaware limited liability company,
its sole member

By: PRISA LHC, LLC,
a Delaware limited liability company,
its sole member

By:
Name:
Title:__

ASSIGNEE: DTRS AUSTIN, LLC, a Delaware limited liability company By: Name: Title:

OPERATOR:
FOUR SEASONS HOTELS LIMITED,
a corporation incorporated under the laws of the province of Ontario, Canada
By:
Name:
Title:
By:
Name:
Title:

STATE OF ___________    )
) SS.:
COUNTY OF _________    )

On             , 2015, before me, the undersigned, a notary public in and for said State, personally appeared                     , personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies) and that, by his/her/their signature(s) on the instrument, the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

My Commission Expires:
[SEAL]

_______________________________________________ Notary Public

STATE OF	§
COUNTY OF	§
On             , 2015, before me, the undersigned, a notary public in and for said State, personally appeared                     , personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies) and that, by his/her/their signature(s) on the instrument, the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

My Commission Expires:

[SEAL]

_______________________________________________ Notary Public

STATE OF	§
COUNTY OF	§

Schedule of Exhibits:

Exhibit A – Legal Description

EXHIBIT P

LIST OF LEASES

Equipment Lease	Equipment
ADP*	Payroll processor/HRIS maintenance/E-time
Ikon	Photocopy Machines
Illy*	Coffee Equipment
LCA/Bearcomm	Radios Capital Lease
PHSI Pure Water	Water Purification Fountains
Pitney Bowes* (invoice only)	Postage Machine - Scale - Meter
Precision Oxygen*	Propane Canisters
Texan ATM Services	ATM Machine/Revenue Share

Space Lease	Space
Central Parking*	Parking Lease
Gallery of Republic*	Art gallery lease
Johnstone Downtown	Vitrine Rental
Rewards*	Vitrine Rental

* Indicates month-to-month leases that were not provided by Seller to Buyer

EXHIBIT Q

ESCROW HOLDBACK AGREEMENT

THIS HOLDBACK ESCROW AGREEMENT (this “Agreement”) is entered into as of _____ ___, 201_ (the “Effective Date”) among ________________, LLC (“Purchaser”), ________________, LLC (“Seller”) and ________________, as escrow agent (“Escrow Agent”).
RECITALS
A.Purchaser and Seller are parties to a certain Purchase and Sale Agreement (the “Purchase Agreement”) pursuant to which Purchaser is purchasing certain real property and improvements located in ___________________________, as more particularly described therein (the “Property”), from Seller for a purchase price in the amount of ________________________ and No/100 Dollars ($_______________.00). Capitalized terms used and not defined herein shall have the meanings ascribed to such terms in the Purchase Agreement.
B.    Simultaneously with the closing of the transactions contemplated by the Purchase Agreement (the “Closing”), Seller shall deposit with Escrow Agent from Seller’s Closing proceeds an amount equal to ________________________ and No/100 Dollars ($_______________.00) (the “Escrowed Funds”), which Escrow Agent shall deposit into an account to be held by Escrow Agent (the “Escrow Account”).
C.    The parties to this Agreement desire to establish the terms and conditions pursuant to which the Escrowed Funds will be deposited, held in, and disbursed from the Escrow Account.
AGREEMENT
NOW, THEREFORE, for valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the parties to this Agreement agree as follows:
1.    Appointment of Escrow Agent. Purchaser and Seller hereby constitute and appoint Escrow Agent as, and Escrow Agent hereby agrees to assume and perform the duties of, escrow agent under and pursuant to this Agreement. Escrow hereby agrees and acknowledges that it has received and reviewed a copy of the Purchase Agreement.
2.    Escrowed Funds. Escrow Agent agrees to (a) accept delivery of the Escrowed Funds; and (b) hold such Escrowed Funds in the Escrow Account, which shall be an interest-bearing account (provided that Seller provides a W-9 and investment directions), all subject to the terms and conditions of this Agreement.
3.    Deposit of Escrowed Funds; Release from Escrow.
(a)    Delivery of Escrowed Funds. At Closing, Seller shall deposit with Escrow Agent from Seller’s Closing proceeds the Escrowed Funds to be held in the Escrow Account.

The Escrowed Funds shall be held by Escrow Agent in the Escrow Account subject to the terms and conditions set forth herein. The Escrowed Funds shall not be subject to lien or attachment by any creditor of any party hereto and shall be used solely for the purpose set forth in this Agreement. Escrow Agent shall notify Purchaser and Seller upon Escrow Agent’s receipt of the Escrowed Funds and shall deposit all such funds hereunder in a separate interest-bearing account at:
Bank:        Comerica Bank, N.A.
Address:    300 W. 6th Street, Ste. 2250
Austin,    TX 78701
ABA#:

Account Name:
Acct #:        (To be established when account is opened)]
(b)    Release. The Escrowed Funds will be held and disbursed by Escrow Agent only as follows:
(i)    In the event Purchaser becomes aware of a claim with respect to a a breach by Seller of any of Seller’s Warranties or any covenant of Seller under the Purchase Agreement which expressly survives Closing under the Purchase Agreement or in any documents delivered at Closing (a “Holdback Claim”) that satisfies the requirements for a claim under the terms of the Purchase Agreement, Purchaser shall promptly (and in any event prior to the date that is one hundred eighty (180) days after the Closing Date (such one hundred eight day period being the “Survival Period”) give written notice of such Holdback Claim to Seller and Escrow Agent (a “Holdback Claim Notice”), which Holdback Claim Notice shall set forth Purchaser's assertion of Seller's liability with respect to such Holdback Claim (the “Holdback Claim Amount”). If Seller does not affirmatively dispute in writing the validity of any such Holdback Claim within thirty (30) days after the date of such Holdback Claim Notice (such thirty (30) day period is the “Seller Response Period”) by delivery of written notice of such dispute to Purchaser and Escrow Agent, then Seller shall be deemed to have consented to the Holdback Claim, and Escrow Agent shall promptly disburse the Holdback Claim Amount to Purchaser and continue to hold in escrow the remainder of the Escrowed Funds. If Seller affirmatively disputes in writing delivered to Purchaser and Escrow Agent the validity of any such Holdback Claim during the Seller Response Period, Escrow Agent shall continue to hold in escrow the Escrowed Funds. If Seller affirmatively disputes the validity of the Holdback Claim within the Seller Response Period by delivery of written notice of such dispute to Purchaser and Escrow Agent on or before the expiration of the Seller Response Period, Purchaser may then commence litigation in a court of competent jurisdiction located in Travis County, Texas with respect to all such Holdback Claims (if any) prior to that date that is thirty (30) days after the expiration of the Seller Response Period. In the event of the entry of a final judgment by a court of competent jurisdiction located in Travis County, Texas in favor of Purchaser with respect to a Holdback Claim, upon notice of any such final judgment delivered to Escrow Agent, and without the need for any further notice or consent from either of Seller or Purchaser, Escrow Agent shall disburse to Purchaser Escrowed Funds from the Escrow Account in the amount of Seller’s liability pursuant to such final judgment, which, for the avoidance of doubt, shall not exceed the remaining Escrowed Funds. Anything herein to the contrary notwithstanding, Seller and Purchaser may jointly direct Escrow Agent to disburse any or all of the Escrowed Funds, at any time, each in its sole discretion.

(ii)    Subject to disbursements of Escrowed Funds to pay Holdback Claims in accordance with the preceding subsection, if Escrow Agent and Seller have not theretofore received written notice from Purchaser of a Holdback Claim, Escrow Agent shall continue to hold the Escrowed Funds in the Escrow Account until the end of the Survival Period, and such escrow shall terminate upon the expiration of the Survival Period. At the end of the Survival Period, Escrow Agent shall retain in the Escrow Account an amount equal to the aggregate of all Holdback Claim Amounts still in dispute multiplied by one hundred twenty-five percent (125%) (if any), and the remainder shall be distributed to Seller at Seller’s written request and direction. At such time thereafter as any Holdback Claim has been finally resolved pursuant to subsection (i) above, Escrow Agent shall continue to hold only that portion of the Escrowed Funds equal to the aggregate of all unresolved Holdback Claim Amounts multiplied by one hundred twenty-five percent (125%).
(c)    Tax Reporting Matters. Purchaser and Seller each agrees, upon request, to provide Escrow Agent with its tax identification number by furnishing an appropriate form W-9 and other forms and documents that Escrow Agent may reasonably request.
4.    Escrow Provisions.
(a)    In the event Escrow Agent is required to invest the Escrowed Funds hereunder, Escrow Agent shall not be held responsible for any loss of principal or interest which may be incurred as a result of making such investment or redeeming such investment in accordance herewith. Purchaser and Seller authorize Escrow Agent to accept, comply with and obey any writs, orders, judgments or decrees entered or issued by any court with jurisdiction, and Escrow Agent shall not be liable to Purchaser or Seller or any other person by reason of such compliance, notwithstanding that such writ, order, judgment or decree be subsequently reversed, modified, annulled, set aside or vacated. If Escrow Agent is made a party defendant to any suit or proceedings regarding the escrow of the Escrowed Funds, Purchaser and Seller agree to pay Escrow Agent, upon written demand, all reasonable costs, attorney’s fees, and expenses incurred with respect to such suit or proceeding, except to the extent arising from Escrow Agent’s gross negligence, willful misconduct or breach of this Agreement.
(b)    Escrow Agent shall not be bound by any modification, cancellation or rescission of this Agreement unless in writing and signed by Escrow Agent.
(c)    Each of Purchaser and Seller, jointly and severally, shall indemnify and hold harmless Escrow Agent from and against any and all losses, liabilities, damages, claims, expenses or costs actually incurred by Escrow Agent in connection with its performance of its duties hereunder, other than those caused by Escrow Agent’s own breach of this Agreement, willful misconduct, bad faith or gross negligence.
(d)     The direction or consent of any individual Seller as to any action taken on behalf of Seller under this Agreement shall be deemed to be binding as to Seller collectively.

5.    Expenses. All fees and expenses of Escrow Agent for performing its responsibilities hereunder, which shall be capped at Five Hundred and 00/Dollars ($500.00), will be shared equally by Purchaser and Seller and shall be paid upon execution hereof from the proceeds of the Closing.
6.    Successor Escrow Agent.
(a)    Escrow Agent may resign as escrow agent thirty (30) calendar days following the giving of prior written notice thereof to Purchaser and Seller. In addition, Escrow Agent may be removed and replaced on a date designated in a written instrument jointly signed by Purchaser and Seller and delivered to Escrow Agent. Notwithstanding the foregoing, no such resignation or removal shall be effective until a successor escrow agent has acknowledged its appointment as such. In either event, upon the effective date of such resignation or removal and upon receipt by Escrow Agent of any fees, costs and expenses owed or due to it, if any, Escrow Agent shall deliver the Escrowed Funds to such successor escrow agent, together with such records maintained by Escrow Agent in connection with its duties hereunder and other information with respect to the Escrowed Funds as such successor may reasonably request.
(b)    If a successor escrow agent shall not have acknowledged its appointment as such, in the case of a resignation, prior to the expiration of thirty (30) calendar days following the date of a notice of resignation or, in the case of a removal, on the date designated for Escrow Agent’s removal, as the case may be, Purchaser and Seller are unable to agree on a successor escrow agent, or for any other reason, Escrow Agent may petition a court of competent jurisdiction located in Travis County, Texas to select a successor or Escrow Agent may select a successor escrow agent and any such resulting appointment shall be binding upon all of the parties to this Agreement.
7.    Notices. Any notices or other communications under this Agreement must be in writing, and shall be deemed duly given or made at the time and on the date when received by e‑mail transmittal of pdf files or similar electronic means or when personally delivered as shown on a receipt therefor (which shall include delivery by a nationally recognized overnight delivery service) to the address for each party set forth below. Any party, by written notice to the other in the manner herein provided, may designate an address different from that set forth below.

Escrow Agent:    Heritage Title Company of Austin, Inc.
401 Congress Avenue, Suite 1500
Austin, Texas 78701
Attn: Nancy Grasshoff
Email:ngrasshoff@heritage-title.com

Purchaser:    c/o Strategic Hotels & Resorts
200 West Madison Street, Suite 1700
Chicago, Illinois 60606
Attn: Eric Hassberger, John Stanner and Paula Maggio
Email:    ehassberger@strategichotels.com
jstanner@strategichotels.com
pmaggio@strategichotels.com

With a copy to:    Dentons US LLP
2398 East Camelback Road, Suite 850
Phoenix, Arizona 85016
Attn: Meghan Cocci
Email:    meghan.cocci@dentons.com

Seller:    c/o Prudential Real Estate Investors
Two Prudential Plaza
180 North Stetson Street, Suite 3275
Chicago, Illinois 60601
Attn:    Collete English Dixon
Email:    collete.english-dixon@prudential.com

With a copy to:     Mayer Brown LLP
71 South Wacker Drive
Chicago, Illinois 60606
Attn:    Paul E. Meyer
Email:    pmeyer@mayerbrown.com

8.    General.
(a)    Governing Laws. It is the intention of the parties hereto that the internal laws of the State of Texas (irrespective of its choice of law principles) shall govern the validity of this Agreement, the construction of its terms, and the interpretation and enforcement of the rights and duties of the parties to this Agreement.
(b)    Binding upon Successors and Assigns. Subject to, and unless otherwise provided in, this Agreement, each and all of the covenants, terms, provisions, and agreements contained in this Agreement shall be binding upon, and inure to the benefit of, the permitted successors, executors, heirs, representatives, administrators and assigns of the parties to this Agreement.
(c)    Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original as against any party whose signature appears on such counterpart and all of which together shall constitute one and the same instrument. This Agreement shall become binding when one or more counterparts of this Agreement, individually or taken together, shall bear the signatures of all of the parties reflected in this Agreement as signatories.
(d)    Entire Agreement. This Agreement, the documents referenced in this Agreement and the exhibits to such documents, constitute the entire understanding and agreement of the parties to this Agreement with respect to the subject matter of this Agreement and of such documents and exhibits and supersede all prior and contemporaneous agreements or understandings, inducements or conditions, express or implied, written or oral, between the parties with respect to this Agreement. The express terms of this Agreement control and supersede any course of performance or usage of the trade inconsistent with any of the terms of this Agreement.

(e)    Waivers. No waiver by any party to this Agreement of any condition or of any breach of any provision of this Agreement will be effective unless in writing. No waiver by any party of any such condition or breach, in any one instance, will be deemed to be a further or continuing waiver of any such condition or breach or a waiver of any other condition or breach of any other provision contained in this Agreement.
(f)    Amendment. This Agreement may be amended with the written consent of Purchaser, Seller and Escrow Agent, provided that if Escrow Agent does not agree to an amendment agreed upon by Purchaser and Seller, Purchaser and Seller will appoint a successor Escrow Agent in accordance with Section 6.
(g)    Attorneys’ Fees and Costs. In the event either party is required to resort to litigation to enforce its rights under this Agreement, the prevailing party in such litigation will be entitled to collect from the other party all costs, expenses and attorneys’ fees incurred in connection with such action.

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IN WITNESS WHEREOF, the parties have duly executed this Escrow Agreement as of the day and year first above written.

BUYER:
SHR AUSTIN, LLC, a Delaware limited liability company

By:
Name:
Title:

SELLER:

PR LCP AUSTIN HOTEL TH LLC, a Delaware limited liability company

By:	PR LCP Austin Hotel Mezz LLC, a Delaware limited liability company, its sole member

By:	PR LCP Austin Hotel JV LLC, a Delaware limited liability company, its sole member

By:    PR Austin Hotel LLC, a Delaware limited liability company, its Managing Member

By:	PRISA LHC, LLC, a Delaware limited liability company, its sole member

By:
Name:
Title:

ESCROW AGENT

HERITAGE TITLE COMPANY OF AUSTIN, INC.

By:
Name:
Title: